                                                                  EXHIBIT 10.20













                              LICENSE AGREEMENT

                                   Between

                   RESEARCH CORPORATION TECHNOLOGIES, INC.

                                     And

                                VESTMARK INC.

                              TABLE OF CONTENTS



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
ARTICLE I    RECITALS ....................................................  1

ARTICLE II   DEFINITIONS .................................................  1

ARTICLE III  LICENSE .....................................................  1

  SECTION 3.1  Grant of License ..........................................  1
  SECTION 3.2  Term of License Grant .....................................  2
  SECTION 3.3  Extension to AFFILIATES ...................................  2
  SECTION 3.4  Rights to Extend Immunity .................................  2
  SECTION 3.5  IMPROVEMENT PATENTS .......................................  2
  SECTION 3.6  No Further Rights .........................................  3

ARTICLE IV   EXCLUSIVITY .................................................  3

  SECTION 4.1  Exclusivity ...............................................  3
  SECTION 4.1  Reservation ...............................................  3

ARTICLE V    FINANCIAL TERMS .............................................  3

  SECTION 5.1  License Fees ..............................................  3
  SECTION 5.2  Royalties .................................................  4
  SECTION 5.3  Annual Minimum Royalties ..................................  5
  SECTION 5.4  Books and Records .........................................  5
  SECTION 5.5  Periodic Reports and Payments .............................  6
  SECTION 5.6  Sales Outside the U.S. ....................................  6
  SECTION 5.7  Late Payment ..............................................  7

ARTICLE VI   SUBLICENSING PROVISIONS .....................................  7

  SECTION 6.1  Rights and Power to Sublicense ............................  7
  SECTION 6.2  Royalties from SUBLICENSES ................................  8
  SECTION 6.3  Books, Records and Payments in Respect of SUBLICENSES .....  8
  SECTION 6.4  SUBLICENSE Reports ........................................  8
  SECTION 6.5  Notification of SUBLICENSE ................................  9
  SECTION 6.6  Continued Effect Upon Termination of this Agreement .......  9
  SECTION 6.7  AFFILIATES as SUBLICENSEES ................................  9

ARTICLE VII  OBLIGATIONS OF LICENSEE; DILIGENCE  ......................... 10

  SECTION 7.1  Generally ................................................. 10
  SECTION 7.2  Funding of R&D PROGRAM .................................... 10



                                     (i)




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
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  SECTION 7.3   Obtain Governmental Approvals and Registrations ........... 10
  SECTION 7.4   The Marketing Program ..................................... 12
  SECTION 7.5   Periodic Reports .......................................... 12
  SECTION 7.6   Default ................................................... 12

ARTICLE VIII  TERMINATION  ................................................ 12

  SECTION 8.1   Termination on TERMINATION DATE ........................... 12
  SECTION 8.2   At LICENSEE's Election .................................... 12
  SECTION 8.3   LICENSEE's Breach of Agreement ............................ 12
  SECTION 8.4   Reverter .................................................. 13
  SECTION 8.5   Surviving Obligation to Pay Royalties ..................... 13
  SECTION 8.6   Surviving Provisions ...................................... 14

ARTICLE IX   INFRINGEMENT ................................................. 14

  SECTION 9.1   LICENSOR's Right to Prosecute ............................. 14
  SECTION 9.2   LICENSEE's Opportunity to Prosecute ....................... 14
  SECTION 9.3   Rights to Notify .......................................... 15
  SECTION 9.4   Multiple Infringers ....................................... 15
  SECTION 9.5   Control of Suit Initiated by LICENSOR ..................... 15
  SECTION 9.6   Control of Suit Initiated by LICENSEE ..................... 16

ARTICLE X    GENERAL ...................................................... 17

  SECTION 10.1  Integration ............................................... 17
  SECTION 10.2  Addresses and Notices ..................................... 18
  SECTION 10.3  Applicable Law; Venue ..................................... 18
  SECTION 10.4  Mediation and Arbitration ................................. 18
  SECTION 10.5  Compliance With Law ....................................... 19
  SECTION 10.6  Severability .............................................. 19
  SECTION 10.7  No Representations ........................................ 19
  SECTION 10.8  Independent Contractor .................................... 19
  SECTION 10.9  Headings .................................................. 19
  SECTION 10.10 No Third-Party Beneficiaries .............................. 19
  SECTION 10.11 Waiver .................................................... 19
  SECTION 10.12 Computation of Time ....................................... 19
  SECTION 10.13 Registration of Agreement ................................. 19
  SECTION 10.14 Disclaimer ................................................ 20
  SECTION 10.15 Indemnity ................................................. 20
  SECTION 10.16 Insurance ................................................. 20
  SECTION 10.17 Construction .............................................. 21
  SECTION 10.18 Patent Marking ............................................ 21
  SECTION 10.19 Grant of Security Interest ................................ 21
  SECTION 10.20 Assignment................................................. 21
  SECTION 10.21 Non-Use of Names .......................................... 21
  SECTION 10.22 Authority and Binding Agreement ........................... 22
  SECTION 10.23 Contingent Effect ......................................... 22



                                     (ii)
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
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ARTICLE XI   LICENSED PATENTS ............................................. 22

  SECTION 11.1  Prosecution ............................................... 22
  SECTION 11.2  Patent Extensions ......................................... 23

ARTICLE XII  GOVERNMENT RIGHTS ............................................ 23

  SECTION 12.1  Prior Rights .............................................. 23
  SECTION 12.2  Agency Determination ...................................... 23
  SECTION 12.3  Agreement to Comply ....................................... 23
  SECTION 12.4  License to Conform ........................................ 23
  SECTION 12.5  Other Arrangements ........................................ 24

Exhibit A
Exhibit B
Exhibit C
DEFINITIONS RIDER



                                    (iii)

                               LICENSE AGREEMENT

        Effective May 15, 1992 (the "Effective Date"), RESEARCH CORPORATION TECHNOLOGIES, INC., a Delaware nonprofit corporation, with offices at 6840 E. Broadway Blvd., Tucson, AZ 85710, U.S.A. ("LICENSOR"), and VESTMARK INC., a New York corporation, with offices at 375 Park Avenue, Suite 1501, New York, NY 10022 ("LICENSEE"), agree as follows:

                                   ARTICLE I
                                    RECITALS

        SECTION 1.1. Dr. Arun Srivastava (the "Inventor") of the University of Indiana (the "Institution") has made an invention entitled "Safe Vector for Gene Therapy," as described in the LICENSED PATENTS.

        SECTION 1.2. LICENSOR represents that the Inventor has assigned his rights in and to the Invention and the attendant patent rights to LICENSOR pursuant to an agreement between LICENSOR and the University of Indiana Foundation (the "Foundation"). LICENSOR further represents that it has the right to grant licenses under the LICENSED PATENTS and wishes to further develop, or cause to be further developed, the Invention so that it might be utilized in the public interest.

        SECTION 1.3. LICENSEE intends to fund and conduct a program to further develop the Invention so that LICENSEE may commercially exploit products embodying the Invention. LICENSEE further intends to create and implement a systematic plan to obtain and manage any governmental approvals or registrations that may be required to exploit such products commercially.

        SECTION 1.4. LICENSEE desires to obtain a license under the LICENSED PATENTS under the terms and conditions of this Agreement so that LICENSEE may commercially exploit the Invention by manufacturing and SELLING products embodying the Invention.

        SECTION 1.5. LICENSOR is willing to grant to LICENSEE a license under the LICENSED PATENTS pursuant to the terms and conditions of this Agreement.

                                   ARTICLE II
                                  DEFINITIONS

        Fully capitalized terms shall have the meanings set forth in the DEFINITIONS RIDER, attached to this Agreement and, by this reference, incorporated into this Agreement. References to SECTIONS in the DEFINITIONS RIDER are made as "SECTION DRX."

                                  ARTICLE III
                                    LICENSE

        SECTION 3.1 Grant of License. LICENSOR hereby grants to LICENSEE, upon the terms and conditions specified in this Agreement, an exclusive license in the LICENSED FIELDS under the LICENSED PATENTS:

        to practice any LICENSED PROCESS;

        to make and have made LICENSED PRODUCTS;

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
        to USE LICENSED PRODUCTS; and

        to SELL LICENSED PRODUCTS;

in the LICENSED TERRITORIES free from suit by LICENSOR for infringement of the PATENT CLAIMS. The license granted under this SECTION 3.1 shall be exclusive to the extent specified in SECTION 4.1 ("Exclusivity") of this Agreement and nonassignable except to the extent specified in SECTION 10.20 ("Assignment") of this Agreement. The foregoing grant shall not restrict LICENSEE'S USE or SALE of LICENSED PRODUCTS in any country outside the LICENSED PATENTS such that LICENSEE may USE and SELL LICENSED PRODUCTS worldwide. No further or different license or rights are granted or implied by this SECTION 3.1. No license or rights are granted or implied under any patent application or patent outside the LICENSED PATENTS. LICENSEE covenants not to SELL LICENSED PRODUCTS to any third party who is known to USE the LICENSED PRODUCTS outside the LICENSED FIELDS. If this Agreement is fully executed before the issuance of the United States patent application identified in Exhibit A, LICENSOR shall, upon written request of LICENSEE, authorize the American Type Culture Collection to release materials identified as 75,140, subject to SECTIONS 10.14 and 10.15 and with the understanding that LICENSOR accepts no liability or responsibility in connection with such materials or their quality.

        SECTION 3.2.  Term of License Grant.  Subject to the provisions of
ARTICLE VIII ("Termination") of this Agreement, the term of the grant of license provided in this ARTICLE III shall end on the TERMINATION DATE unless sooner terminated as hereinafter provided.

        SECTION 3.3.  Extensions to AFFILIATES.

                Subsection 3.3.1. Grant of Right. LICENSOR hereby grants to LICENSEE, on the terms and conditions of this Agreement, the right to extend to AFFILIATES of LICENSEE the license and rights granted under SECTION 3.1 of this Agreement. LICENSEE shall notify LICENSOR in writing before any extension to an AFFILIATE is made. Termination of this Agreement shall effect the simultaneous termination of any right extended to an AFFILIATE of LICENSEE under this SECTION 3.3.

                Subsection 3.3.2. LICENSEE Responsible for Performance. LICENSEE agrees to be responsible for the performance under this Agreement by the AFFILIATES to which such license and rights are extended. For assessing, reporting and paying earned royalties under this Agreement, the manufacture, SALE or USE of LICENSED PRODUCTS by LICENSEE'S AFFILIATES and the practice of LICENSED PROCESSES by LICENSEE'S AFFILIATES shall be considered the manufacture, SALE or USE or such LICENSED PRODUCT by LICENSEE or the practice of such LICENSED PROCESS by LICENSEE, as the case may be.

                Subsection 3.3.3. Reports and Payments. Each AFFILIATE may make the pertinent reports and royalty payments specified in ARTICLE V ("Financial Terms") of this Agreement directly to LICENSOR on behalf of LICENSEE if LICENSEE notifies LICENSOR in writing in advance. Otherwise such reports and payments shall be made by LICENSEE. In any event, the SALE and USE of LICENSED PRODUCTS, and the practice of LICENSED PROCESSES, by LICENSEE'S AFFILIATES shall be separately shown in LICENSEE'S reports to LICENSOR.

        SECTION 3.4. Right To Extend Immunity. LICENSOR hereby grants to LICENSEE, upon the terms and conditions specified in this Agreement, the right to grant to purchasers and USERS of any product SOLD as a LICENSED PRODUCT under this Agreement, immunity from suit for infringement of the LICENSED PATENTS in the USE of such product only in any LICENSED PROCESS in the LICENSED FIELDS.

        SECTION 3.5. IMPROVEMENT PATENTS. If LICENSOR acquires rights to grant licenses under any IMPROVEMENT PATENT, LICENSOR shall promptly notify LICENSEE in writing of such fact. If, on or before the date sixty (60) days after LICENSEE receives such written notice, LICENSEE notifies LICENSOR of its election to add such IMPROVEMENT PATENT(s) to the LICENSED PATENTS of this Agreement, such rights

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to the IMPROVEMENT PATENT shall be added to the LICENSED PATENTS of this
Agreement, in which event earned royalties and minimum royalties shall be payable by LICENSEE to LICENSOR in respect of such newly constituted LICENSED PATENTS under SECTIONS 5.2 and 5.3. The foregoing shall be subject to any obligations LICENSOR or INSTITUTION may have to any third party with respect to any such IMPROVEMENT PATENT. If LICENSEE does not timely notify LICENSOR of its election in writing, LICENSOR shall provide LICENSEE ten days' written notice stating that the sixty (60) day election period has expired and that, if LICENSEE does not make an election on or before the date ten (10) days after LICENSEE'S receipt of the written notice, LICENSOR shall be free to take steps to commercialize such IMPROVEMENT PATENT(s) without further obligation to LICENSEE. If LICENSEE does not notify LICENSOR of its election, in writing, on or before the expiration of such ten (10) day period, LICENSOR shall be free to take steps to commercialize such IMPROVEMENT PATENT(s) without further obligation to LICENSEE. If the IMPROVEMENT PATENT(s) is added to the LICENSED PATENTS, the earned royalties shall be payable by LICENSEE to LICENSOR with the understanding that only one and the same earned royalty on the SALE of LICENSED PRODUCT shall be due and payable by LICENSEE on a given LICENSED PRODUCT shall be due and payable by LICENSEE on a given LICENSED PRODUCT, even though it would infringe, but for this Agreement, more that one PATENT CLAIM.

        SECTION 3.6. No Further Rights. Except as provided in SECTIONS 3.1, 3.2, 3.3, 3.4 and 3.5, ARTICLES IV ("Exclusivity") and VI ("Sublicensing") of this Agreement, no other, further or different license or right is hereby granted or implied.


                                   ARTICLE IV
                                  EXCLUSIVITY

        SECTION 4.1. Exclusivity. Subject to the provisions of ARTICLES VI ("Sublicensing"), X ("General"), and XII ("Government Rights") of this Agreement, the license and rights granted under the LICENSED PATENTS to SELL LICENSED PRODUCTS pursuant to ARTICLE III ("License") of this Agreement shall be exclusive to LICENSEE in the LICENSED FIELDS in the LICENSED TERRITORIES in that LICENSOR agrees not to grant to a third party another concurrently effective license in the LICENSED FIELDS under the LICENSED PATENTS to make, USE or SELL LICENSED PRODUCTS in the LICENSED TERRITORIES, or practice any LICENSED PROCESS, in the LICENSED TERRITORIES, during the term of this Agreement.


                                   ARTICLE V
                                FINANCIAL TERMS

        SECTION 5.1.  License Fees.

                Subsection 5.1.1. Cash License Issue Fee. LICENSEE shall pay to LICENSOR a cash license issue fee of One Hundred Fifty Thousand Dollars (US$150,000.00) payable as follows:

        (a) Seven Thousand Five Hundred Dollars (US$7,500) upon execution and delivery of this Agreement;

        (b) Forty Two Thousand Five Hundred Dollars (US$42,500) payable on or before the date one hundred twenty (120) days after the Effective Date;

        (c) Fifty Thousand Dollars (US$50,000) payable on or before the date one (1) year after the date one hundred twenty (120) days after the Effective Date;


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        (d) Fifty Thousand Dollars (US$50,000) payable on or before the date two
(2) years after the date one hundred twenty (120) days after the Effective Date.

The license issue fee is nonrefundable and shall not be credited against any other amount to be paid by LICENSEE under this Agreement. If this Agreement is terminated any time before the balance of the cash license issue fee described in paragraphs (b) and (c) above has been paid, the unpaid balance of the cash license issue fee shall become immediately due and payable on the effective date of such termination. If the effective date of termination of this Agreement is before the date the amount specified in (d) above is due and payable, LICENSEE shall have no obligation to pay the amount due in (d) above.

                Subsection 5.1.2. Equity License Issue Fee. In addition to the cash license issue fee required under Subsection 5.1.1 above, LICENSEE shall issue on or before the date ten (10) days after execution and delivery of this
Agreement:

        (a) to LICENSOR Four Hundred Thousand (400,000) shares of LICENSEE'S common stock;

        (b) to the Inventor Three Hundred Thousand (300,000) shares of LICENSEE'S common stock;

        (c) to the Foundation Three Hundred Thousand (300,000) shares of LICENSEE'S common stock;

representing ten percent (10%) of the total outstanding shares of stock of LICENSEE, determined on a fully diluted basis. The shares issued to LICENSOR, the Inventor and the Foundation shall also be subject to the certain Registration Rights and Transfer Restriction Agreement, executed concurrently with this Agreement (the "Rights Agreement"). LICENSOR and LICENSEE acknowledge and agree that the fair market value of such shares as of the Effective Date is $0.001 per share or, in the aggregate, One Thousand Dollars ($1000.00).

                Subsection 5.1.3. License Maintenance Fees. LICENSEE shall not be obligated to pay any license maintenance fees under this Agreement.

        SECTION 5.2.  Royalties.

                Subsection 5.2.1. Accrual and Payment. LICENSEE shall pay to LICENSOR an earned royalty on each LICENSED PRODUCT USED or SOLD by or for LICENSEE, its AFFILIATES, or SUBLICENSEES during the term of this Agreement, and on each LICENSED PRODUCT made during the term of this Agreement but USED or SOLD after the termination of this Agreement.

                Subsection 5.2.2. Royalty Amount. The amount of earned royalties LICENSEE shall pay to LICENSOR for LICENSED PRODUCTS made, USED or SOLD by LICENSEE or its AFFILIATES shall be determined for each CLASS of LICENSED PROMOTER PRODUCT as follows:

                (a) NET SALES VALUE no greater than Ten Million Dollars. If the cumulative, aggregate NET SALES VALUE (from inception of this Agreement) of such CLASS of LICENSED PROMOTER PRODUCT USED or SOLD under this Agreement (whether by or for LICENSEE, its AFFILIATES, or SUBLICENSEES) is less than or equal to Ten Million Dollars ($10,000,000.00), the amount of the earned royalty shall be five percent (5%) of the NET
        SALES VALUE of all such LICENSED PROMOTER PRODUCTS made, USED or SOLD before such threshold is reached.

                (b) NET SALES VALUE greater than Ten Million Dollars but no greater than Fifty Million Dollars. If the cumulative, aggregate NET SALES VALUE (from inception of this Agreement) of such CLASS of LICENSED PROMOTER PRODUCT USED or SOLD under this Agreement (whether by or for LICENSEE, its AFFILIATES, or SUBLICENSEES) is greater than Ten Million Dollars ($10,000,000.00) but less than or equal to Fifty Million Dollars ($50,000,000.00), the amount of the earned

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

        royalty shall be six percent (6%) of the NET SALES VALUE of all such LICENSED PROMOTER PRODUCTS made, USED or SOLD after such lesser threshold is reached.


                (c) NET SALES VALUE greater than Fifty Million Dollars. If the cumulative, aggregate NET SALES VALUE (from inception of this Agreement) of such CLASS of LICENSED PROMOTER PRODUCT USED or SOLD under this Agreement (whether by or for LICENSEE, its AFFILIATES, or SUBLICENSEES) is greater than Fifty Million Dollars ($50,000,000.00), the amount of the earned royalty shall be seven percent (7%) of the NET SALES VALUE of all such LICENSED PROMOTER PRODUCTS made, USED or SOLD after such threshold is reached.


                Subsection 5.2.3. One Royalty. Only one earned royalty shall accrue and be paid on a given LICENSED PRODUCT, even if such LICENSED PRODUCT is SOLD or transferred between SPECIAL PARTIES for subsequent USE or RESALE, or if such LICENSED PRODUCT is made in one country of the LICENSED PATENTS and USED or SOLD in another country of the LICENSED PATENTS. For a LICENSED PRODUCT manufactured in a first country of the LICENSED PATENTS and USED or SOLD in a second country of the LICENSED PATENTS, the obligation to pay an earned royalty shall arise upon manufacture in such first country, but the amount of royalty shall be determined based on the NET SALES VALUE of such LICENSED PRODUCT USED or SOLD in such second country. If the laws or regulations of either such first or such second country prevent the payment of such royalties or provide that such payment be blocked, the royalty shall be deemed to accrue upon manufacture, USE or SALE in the country where payment of royalties is not prevented or blocked by law, and the amount of royalties shall be determined based on the NET SALES VALUE of USE or SALE of LICENSED PRODUCTS.


                Subsection 5.2.4. No Royalty Charged Under U.S. Government License. No earned royalties shall be payable under this Agreement on any LICENSED PRODUCT made, USED or SOLD, or any LICENSED PROCESS practiced, under any license to practice under the LICENSED PATENTS granted to or on behalf of the United States Government, as further described in ARTICLE XII ("Government Rights") of this Agreement.

        SECTION 5.3.    Annual Minimum Royalties.

                Subsection 5.3.1. Amount and Payment Date. LICENSEE shall pay to LICENSOR a prepaid, nonrefundable annual minimum royalty for each LICENSED TERRITORY in the amounts shown in EXHIBIT B. LICENSEE's payment of the annual minimum royalty for each calendar year shall accompany LICENSEE's report to LICENSOR for the last quarter of the immediately preceding calendar year.

                Subsection 5.3.2. Accrual. Such payments shall first accrue and be payable on the dates set forth in EXHIBIT B.

                Subsection 5.3.3. Credits. LICENSEE shall be entitled to credit the annual minimum royalty payment due for a particular LICENSED TERRITORY only against the amount of the earned royalties payable by LICENSEE to LICENSOR in the same calendar year for the SALES or USE of LICENSED PRODUCTS in such same LICENSED TERRITORY by LICENSEE, its AFFILIATES or its SUBLICENSEES. No annual minimum royalty payment paid in respect of a particular LICENSED TERRITORY for any given calendar year shall be carried over or carried back as an applicable credit against the earned royalties payable in respect of such same LICENSED TERRITORY for any subsequent or previous calendar year, or in respect of any other LICENSED TERRITORY for any calendar year. No amount of earned royalties paid for any calendar year in respect of a particular LICENSED TERRITORY in excess of such annual minimum royalties shall be creditable against any annual minimum royalty payment due in any other calendar year in respect of such same LICENSED TERRITORY, or in respect of any other LICENSED TERRITORY.

        SECTION 5.4. Books and Records. LICENSEE shall keep full, true and accurate books of account containing all particulars and reasonable supporting documentation which may be necessary for the purpose of determining the NET SALES VALUE or all LICENSED PRODUCTS. The books of account and reasonable




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supporting documentation shall be kept at LICENSEE's principal place of business and shall be open at all reasonable times, for five (5) years following the end of the calendar year to which they pertain (and access shall not be denied thereafter if reasonably available), to the inspection of an independent certified public accountant retained by LICENSOR for the purpose of verifying LICENSEE's royalty statements or LICENSEE's compliance in other respects with this Agreement. If any such inspection discloses an underpayment of royalties of five percent (5%) or more of the amount of royalties actually due for any quarterly period, then LICENSEE shall promptly pay the reasonable cost of such inspection after LICENSEE's receipt of the bill/invoice for such inspection.

        SECTION 5.5. Periodic Reports and Payments. On or before the date thirty (30) days after the end of each fiscal quarter of LICENSEE, LICENSEE shall deliver to LICENSOR a true and accurate written report, showing the following as they apply to the fiscal quarter just ended:

                        (a) the quantities of LICENSED PRODUCTS billed by LICENSEE and its AFFILIATES during the previous calendar quarter in each country of each LICENSED TERRITORY;


                        (b) the quantities of LICENSED PRODUCTS billed by SUBLICENSEES during the previous calendar quarter in each country of each LICENSED TERRITORY;


                        (c) the dollar value of the billings on such quantities in (a) and (b) above;

                        (d) the computation of the NET SALES VALUE based on the dollar value of the billings on such quantities in (a) and (b) above determined in accordance with SECTION DR.11 ("NET SALES VALUE") of this Agreement;


                        (e) the computation of royalties based on the NET SALES VALUE computed under Paragraph (d) above;


LICENSEE's payment of the royalties due for the calendar quarter covered by the written report shall accompany the report. If no royalties are due, it shall be so reported. Royalties shall be paid to LICENSOR in United States currency at LICENSOR's address specified in SECTION 10.2 ("Addresses and Notices"). The correctness and completeness of each such report shall be certified in writing by a responsible financial officer (or his or her designee) of LICENSEE, by the independent public accounting firm acting as LICENSEE'S auditor, or by the chairman or other head of LICENSEE'S internal audit committee. On or before the date forty-five (45) days after the end of the calendar quarter in which this Agreement is terminated, LICENSEE shall provide to LICENSOR a written report that complies in all respects with this SECTION 5.5.

        SECTION 5.6. Sales Outside the U.S. All amounts payable hereunder by LICENSEE to LICENSOR shall be payable in United States currency collectible at par. If LICENSEE, a SUBLICENSEE or an AFFILIATE of LICENSEE SELL any LICENSED PRODUCTS for currency other than United States currency, the earned royalty payable as to such LICENSED PRODUCT shall first be determined in such currency for which the LICENSED PRODUCT was SOLD and then converted into its equivalent in United States currency as follows:

                (a) at the New York foreign exchange selling rate for such currency for the last business day of the calendar quarter for which payment is made, published by the Wall Street Journal; or


                (b) if such rate is not so published, at the selling rate for such currency for the last business day of the calendar quarter for which payment is made, as published by a leading New York, New York bank chosen by LICENSEE and reasonably acceptable to LICENSOR.


If LICENSEE is late in making any payment under this Agreement, the applicable exchange rate obtained from the sources described above shall be the greater of such rate on the date payment was actually made or the rate on the date on which payment is due. If the law or regulations of any country require withholding of taxes from



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
royalties to be paid under this Agreement, such taxes shall be deducted by LICENSEE from the remittable royalties due from USES or SALES in such country and will be paid by LICENSEE to the proper taxing authority, with proof of payment received and remitted to LICENSOR as evidence of such payment. LICENSEE shall fully cooperate and assist LICENSOR in obtaining, through ordinary administrative procedures, a refund of such taxes withheld and shall promptly execute and sign such documents reasonably requested by LICENSOR to obtain such refund through ordinary administrative procedures, all without out-of-pocket expense to LICENSEE.

        SECTION 5.7.  Late Payment.

                Subsection 5.7.1. Late Fees. LICENSEE hereby acknowledges that late payment by LICENSEE to LICENSOR of sums due under this Agreement will cause LICENSOR to incur certain costs including additional costs for legal, accounting and other professional services to manage and administer this Agreement, the exact amount of which will be extremely difficult to ascertain. Accordingly, if LICENSEE fails to make any payment required under this Agreement on or before the date ten (10) days after LICENSEE'S receipt of LICENSOR'S written notice of such failure, in addition to any other remedy available under this Agreement and any remedy available at law or equity, LICENSEE shall pay to LICENSOR a late payment fee equal to the lesser of Three Thousand U.S. Dollars ($US3,000) or two and one-half percent (2.5%) of such overdue amount (in addition to any interest charges required or permitted below). The parties hereby agree that such late charge represents a fair, reasonable and administratively simple estimate, at the time of execution of this Agreement, of the costs LICENSOR will incur by reason of LICENSEE's late payment.

                Subsection 5.7.2. Interest Charges. If LICENSEE fails to make any payment required under this Agreement on or before the date ten (10) days after LICENSEE'S receipt of LICENSOR'S written notice of such failure, LICENSEE shall pay interest on such amount at an annual rate of fifteen percent (15%) which shall accrue from the date the payment not timely made became due until the date such payment is paid in full. If such fifteen percent (15%) rate exceeds the rate allowed by applicable law, then the highest rate allowed by law shall apply.

                Subsection 5.7.3. Application of Payments. Any payments received shall be applied first to any late charges, second to the satisfaction of any unpaid, accrued interest and finally to the satisfaction of any unpaid principal.

                                   ARTICLE VI
                            SUBLICENSING PROVISIONS

        SECTION 6.1.  Right and Power to Sublicense.

                Subsection 6.1.1. Generally. LICENSOR hereby grants to LICENSEE, upon the terms and conditions specified in this ARTICLE VI, a nonassignable (except with this Agreement as provided in SECTION 10.21 ["Assignment"] of this Agreement) right and power to grant to others nonassignable, royalty-bearing sublicenses under the LICENSED PATENTS to grant rights and power commensurate in scope to the rights and powers granted under
SECTION 3.1. The rights and powers granted to LICENSEE under this SECTION 6.1 shall only be in effect for so long as LICENSEE is not in default under any provision of this Agreement and only during the time that the license in the LICENSED FIELDS under the LICENSED PATENTS of a LICENSED TERRITORY is in effect.

                Subsection 6.1.2. Compliance with Law. Each SUBLICENSE must comply with all applicable laws and governmental regulations. In particular, LICENSEE shall neither grant (and shall not have the right or power to grant) a SUBLICENSE, nor refuse to grant a SUBLICENSE, under any circumstance or condition amounting to a misuse of any patent within the LICENSED PATENTS.

                Subsection 6.1.3. Limitations. This SECTION 6.1 shall not grant LICENSEE any right or power to grant a sublicense to an AFFILIATE under the terms and conditions of this ARTICLE VI. LICENSEE may


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only extend or grant rights under the LICENSED PATENTS to AFFILIATES in accordance with SECTION 3.3 of this Agreement. LICENSEE must obtain LICENSOR'S prior written approval, which shall not be unreasonably withheld, of any proposed SUBLICENSEE that LICENSEE proposes to grant an exclusive SUBLICENSE in all subfields of a LICENSED FIELD under the LICENSED PATENTS of any country.

        SECTION 6.2.  Royalties from SUBLICENSES.

                Subsection 6.2.1. Earned and Minimum Royalties. For the sublicensing rights and privileges granted under this ARTICLE VI, LICENSEE shall pay to LICENSOR fifty percent (50%) of the earned royalties and minimum royalties paid to LICENSEE under such SUBLICENSE for the manufacture, USE or SALE of LICENSED PRODUCTS by the SUBLICENSEE or its AFFILIATES subject to the following limitations. In no event shall the amount payable as earned royalties to LICENSOR for the manufacture, USE or SALE of LICENSED PRODUCT by a SUBLICENSEE or its AFFILIATES be less than four and one-quarter percent (4-1/4%) of the NET SALES VALUE of LICENSED PRODUCTS made, USED or SOLD by or for such SUBLICENSEE or its AFFILIATES.

                Subsection 6.2.2. Additional Consideration. In addition to such earned royalties, LICENSEE shall also pay to LICENSOR a portion of any other consideration, including patent sublicense issue fees and maintenance fees and other such type of consideration, payable to or on behalf of LICENSEE as consideration for any SUBLICENSE, such portion equal to:

                (a) fifteen percent (15%) of such consideration if the pertinent SUBLICENSE signed by both parties in calendar year 1992;

                (b) thirty percent (30%) of such consideration if the pertinent SUBLICENSE is signed by both parties in calendar year 1993; and

                (c) forty-five percent (45%) of such consideration if the pertinent SUBLICENSE is signed by both parties in calendar year 1994 or any year thereafter.

                Subsection 6.2.3. Allocations in SUBLICENSE Arrangements. In any arrangement with a SUBLICENSEE involving compensation in addition to compensation paid for rights and licenses under the LICENSED PATENTS, the royalties received under the pertinent SUBLICENSE under the LICENSED PATENTS and shared with LICENSOR by LICENSEE per Subsection 6.2.1 shall constitute no less than fifty percent (50%) of the earned or minimum royalty compensation LICENSEE receives in such arrangement. Issue fees, maintenance fees and other nonroyalty compensation received under such SUBLICENSE and shared with LICENSOR by LICENSEE per Subsection 6.2.2 shall constitute no less than the applicable percentage set forth in Subsection 6.2.2 of the total like-kind compensation received in such arrangement. The provisions of this Subsection 6.2.3 are the result of arm's length negotiations and are intended to ensure that, in light of the royalty sharing structure for SUBLICENSES, LICENSOR receives adequate compensation for any rights or licenses granted under the LICENSED PATENTS to SUBLICENSEES. This Subsection 6.2.3 shall not apply to arrangements between LICENSEE and SUBLICENSEES that do not involve or pertain to the LICENSED PATENTS or the practice of the inventions claimed therein.

        SECTION 6.3. Books, Records and Payments in Respect of SUBLICENSES. LICENSEE shall include among the books of account specified in SECTION 5.4 ("Books and Records") such particulars as may be necessary to show all amounts payable to LICENSOR for any activity of SUBLICENSEES or arrangement with SUBLICENSEES upon which royalty or other amounts may be payable under SECTION
6.2 above. LICENSEE shall require each SUBLICENSEE to keep appropriate books of account to enable LICENSEE to comply with this SECTION 6.3.

        SECTION 6.4. SUBLICENSE Reports. LICENSEE shall include in the reports specified in SECTION 5.5 ("Periodic Reports and Payments") that same information on SUBLICENSEES' business activities as is required

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
on LICENSEE'S business activities, separately stated as to each SUBLICENSEE. LICENSEE shall require each SUBLICENSEE to make appropriate reports to LICENSEE to enable LICENSEE to comply with this SECTION 6.4. LICENSEE shall pay to LICENSOR with each such report all royalties and other payments due hereunder on account of SUBLICENSEES' activities for the period covered by such report. If no royalties are due, it shall be so reported. Reports prepared by SUBLICENSEES shall be subject to the same requirements specified in SECTION 5.5 and certification of such reports required by SECTION 5.5 shall extend to both LICENSEE and LICENSOR.

        SECTION 6.5. Notification of SUBLICENSE. LICENSEE shall promptly notify LICENSOR in writing of the issuance of all SUBLICENSES. Each SUBLICENSE shall be in writing and shall include provisions similar in all material respects, mutatis mutandis, to those of ARTICLES VII and VIII, and SECTIONS 10.5, 10.6, 10.7, 10.13, 10.14, 10.15, 10.16, 10.18, 10.20, 10.21 and 11.2 of
this Agreement. On or before the date thirty (30) days after the execution of any SUBLICENSE, LICENSEE shall provide LICENSOR with a true copy of each SUBLICENSE and an English language translation of it if it is in another language.

        SECTION 6.6.  Continued Effect Upon Termination of this Agreement.

                Subsection 6.6.1. SUBLICENSEE in Default. If this Agreement is terminated and a given SUBLICENSE is in force and effect on the date of such termination, but the pertinent SUBLICENSEE is in breach of or default under the SUBLICENSE or any requirement under this Agreement, such SUBLICENSEE shall terminate concurrently with the termination of this Agreement.

                Subsection 6.6.2.  SUBLICENSEE Not in Default.

                        (a) Assignment. If this Agreement is terminated and a given SUBLICENSE is in force and effect on the date of such termination, and the pertinent SUBLICENSEE is not in breach or default under the SUBLICENSE or any requirement under this Agreement, LICENSEE shall, at LICENSOR's option, promptly assign each such SUBLICENSE to LICENSOR without further consideration and each such SUBLICENSE shall remain in effect, but for the benefit of LICENSOR, provided SUBLICENSEE shall then continue to make all reports and payments due and owing under its SUBLICENSE to LICENSOR rather then LICENSEE.

                        (b) LICENSOR'S Option to Reissue a Direct License. At the sole discretion of LICENSOR, LICENSOR shall have the option and right, for a period of ninety (90) days following the effective date of termination of this Agreement, to issue directly to each such SUBLICENSEE a nonexclusive or exclusive license (as the case may be, depending on the nature of the original SUBLICENSE), which direct license shall be issued pursuant to a license agreement made effective as of the date of termination of this Agreement. The license agreement granting the direct license to each such SUBLICENSEE shall conform to the terms, conditions, and requirements of this Agreement, as may be amended, mutatis mutandi, to give effect to this paragraph (b) of Subsection 6.6.2. The direct license shall be in all respects limited to the scope of the original SUBLICENSE and it shall not include any right to grant sublicenses. The direct license shall require the payment to LICENSOR of license fees and royalties that would have been payable to LICENSEE by the SUBLICENSEE under the given SUBLICENSE and the royalties payable to LICENSOR under the direct license shall be no less than the royalties payable to LICENSOR under SECTION 6.2 of this Agreement for the making, USING or SELLING of LICENSED PRODUCTS by LICENSEE. The direct license shall also require the licensee to exercise diligence in developing and marketing LICENSED PRODUCTS and to pay minimum royalties in respect of each LICENSED TERRITORY. The direct license shall replace the given SUBLICENSE which shall terminate as of the effective date of termination of this Agreement.

        Section 6.7. AFFILIATES as SUBLICENSEES. If a SUBLICENSEE becomes an AFFILIATE of LICENSEE at any time, or at relevant times is an AFFILIATE of LICENSEE, any default under this Agreement

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
shall be considered a default under such SUBLICENSE and any default under such SUBLICENSE shall be considered a default under this Agreement. Termination of this Agreement shall effect the immediate and simultaneous termination of any such SUBLICENSE.

                                  ARTICLE VII
                       OBLIGATIONS OF LICENSEE: DILIGENCE

        SECTION 7.1. Generally, LICENSEE shall exercise its best efforts to commercially develop, promote and SELL LICENSED PRODUCTS in all countries of the LICENSED PATENTS in which such development is commercially viable.

        SECTION 7.2. Funding of R&D PROGRAM. In furtherance and partial satisfaction of LICENSEE'S requirements under this ARTICLE VII, LICENSEE agrees to fund the R&D PROGRAM in an amount not less than One Hundred Thousand Dollars ($100,000.00) (in addition to any amounts payable to the Institution for overhead costs) per year for two (2) years beginning on the Effective Date, renewable at LICENSEE'S option for additional half-year periods, all as provided in that certain agreement among LICENSOR, LICENSEE and Institution concerning the R&D PROGRAM (the "R&D Agreement"). The anniversary of the Effective Date on which the total annual funding provided by LICENSEE for the R&D PROGRAM in the twelve (12) month period following the Effective Date is less than One Hundred Thousand Dollars ($100,000.00) is the "R&D PROGRAM Termination Date."

        SECTION 7.3. Obtain Governmental Approvals and Registrations. LICENSEE shall, either on its own part or through an AFFILIATE or a SUBLICENSEE, diligently pursue the obtaining of governmental approvals and registrations for LICENSED PRODUCTS in each LICENSED FIELD in all countries of the LICENSED PATENTS. To that end, LICENSEE shall also do the following towards obtaining approval to market and SELL LICENSED PRODUCTS:

                Subsection 7.3.1. Conduct IND Program for LICENSED PRODUCTS in LICENSED FIELD I. Promptly after the Effective Date but no later than the date twelve (12) months after the Effective Date, LICENSEE shall diligently establish, maintain and fund a program (the "IND Program"), or continue to conduct an existing program, reasonably designed and funded to obtain information adequate to enable LICENSEE to prepare and file, on or before the date forty-eight (48) months after the Effective Date, an Investigational New Drug Application ("IND") with the United States Food and Drug Administration ("FDA") for LICENSED PRODUCTS in LICENSED FIELD I.

                Subsection 7.3.2. Conduct NDA Program. Upon completion of the IND Program, LICENSEE shall establish and maintain a program (the "NDA Program"), or continue to conduct an existing program, reasonably designed and funded to obtain information adequate to enable LICENSEE to prepare and file, on or before the date seventy-two (72) months after the Effective Date of this Agreement, a Product License Application or New Drug Application, as Appropriate (collectively, "NDA") with the FDA for LICENSED PRODUCTS in LICENSED FIELD I.

                Subsection 7.3.3. Prosecute NDA. After an NDA for a LICENSED PRODUCT is filed in the United States, LICENSEE shall exercise its reasonable efforts to prosecute such NDA and file all necessary reports and respond to all reasonable requests from the FDA for information, data, samples, tests and the like. LICENSEE shall exhaust all administrative remedies reasonably available (it being understood that litigation or other adversarial proceedings are not reasonably available remedies) in instances of adverse action by the FDA.

                Subsection 7.3.4. Diligence in Other Countries of the LICENSED PATENTS. LICENSEE shall diligently seek approval for SALE of LICENSED PRODUCTS in LICENSED FIELD I in all countries within each LICENSED TERRITORY until LICENSEE is SELLING LICENSED PRODUCTS in LICENSED FIELD I in all countries within each LICENSED TERRITORY. To that end, if LICENSEE has not already done so, on or

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
before the date twelve (12) months after the expiration of the seventy-two (72) month period described in Subsection 7.3.2 above, LICENSEE shall seek approval for marketing a LICENSED PRODUCT in LICENSED FIELD I in at least one additional country in LICENSED TERRITORY A and in at least one country in each of LICENSED TERRITORY B and LICENSED TERRITORY C. In addition to the foregoing but without duplication, within each subsequent twelve (12) month period after the expiration of the seventy-two (72) month period described in Subsection 7.3.2 above, LICENSEE shall file an application corresponding to such NDA in at least one country, on average, of the remaining countries in each of LICENSED TERRITORY B and LICENSED TERRITORY C to gain regulatory approval for a LICENSED PRODUCT in LICENSED FIELD I in each such country until such applications have been filed in all countries of LICENSED TERRITORY B and LICENSED TERRITORY C. LICENSEE may elect to satisfy its requirements, in part, to obtain marketing approval of LICENSED PRODUCTS in countries of LICENSED TERRITORY B through the operative High-Technology Procedures route available through the European Economic Community and its Committee for Proprietary Medicinal Products (or other then available multi-state approval procedures). LICENSEE shall prosecute such applications in a diligent manner similar to that required under Subsection
7.3.3 with respect to an NDA for LICENSED PRODUCTS in LICENSED FIELD I. The provisions of this Subsection 7.3.4 shall not require LICENSEE to obtain approvals in countries or LICENSED TERRITORIES in which LICENSEE or LICENSOR agree, which agreement shall not be unreasonably withheld, that inadequate markets or other pertinent commercial considerations do not justify the effort and expense of obtaining such approvals.

                Subsection 7.3.5. Diligence in LICENSED FIELD II. LICENSEE shall diligently seek approval for SALE of LICENSED PRODUCTS in LICENSED FIELD II in all countries within each LICENSED TERRITORY until LICENSEE is selling LICENSED PRODUCTS in LICENSED FIELD II in all countries within each LICENSED TERRITORY. LICENSEE shall be required to meet the same milestones as required for LICENSED PRODUCTS in LICENSED FIELD I under Subsections 7.3.1 through 7.3.4 above with respect to LICENSED PRODUCTS in LICENSED FIELD II except that the dates by which all such milestones must be met shall be the date two (2) years after the dates provided in such Subsections.

                Subsection 7.3.6. Diligence in LICENSED FIELD III. LICENSEE shall diligently seek approval for SALE of LICENSED PRODUCTS in LICENSED FIELD III in all countries within each LICENSED TERRITORY until LICENSEE is SELLING LICENSED PRODUCTS in LICENSED FIELD III in all countries within each LICENSED TERRITORY. LICENSEE shall be required to meet the same milestones as required for LICENSED PRODUCTS in LICENSED FIELD I under Subsections 7.3.1 through 7.3.4 above with respect to LICENSED PRODUCTS in LICENSED FIELD III except that the dates by which all such milestones must be met shall be the date two (2) years after the dates provided in such Subsections.

                Subsection 7.3.7. First SALES. The activities and efforts required under this SECTION 7.3 shall be performed on a diligent and timely basis with the intention that the first USE or SALE of LICENSED PRODUCTS in LICENSED FIELD I in the United States occurs on or before the date eight (8) years after the Effective Date, the first USE or SALE of LICENSED PRODUCTS in LICENSED FIELD II in the United States occurs on or before the date ten (10) years after the Effective Date, and the first USE or SALE of LICENSED PRODUCTS in the pertinent LICENSED FIELD in the remaining LICENSED TERRITORIES occurs in at least one LICENSED TERRITORY on or before each subsequent anniversary of the Effective Date.

                Subsection 7.3.8. Requests for Extensions. If LICENSEE should discover that it is not able to timely satisfy the requirements set forth in this SECTION 7.3, it shall promptly notify LICENSOR on or before the date three
(3) months before the pertinent deadline. If LICENSEE has made good faith and diligent efforts to satisfy the requirements of this ARTICLE VII and obtain regulatory approval in each country of the LICENSED PATENTS, LICENSOR shall not unreasonably withhold its agreement to extend each pertinent deadline one time for twelve (12) months without further consideration. LICENSEE may obtain additional extensions and the fee LICENSEE shall pay for any additional extension shall be equal to: (a) One Hundred Thousand Dollars ($100,000) for an additional twelve (12) month extension for any deadline imposed under Subsection 7.3.13.1; (b) Two Hundred Fifty Thousand Dollars ($250,000) for an additional twelve (12) month extension for any deadline imposed under Subsection 7.3.2; and
(c) Fifty Thousand Dollars ($50,000) for an additional twelve (12) month extension for any

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
deadline imposed under any of Subsections 7.3.3 through 7.3.7. If LICENSEE pays the extension fee for a pertinent deadline, subsequent relevant deadlines shall be correspondingly extended. The fees for extensions of greater or lesser lengths of time shall be determined on a proportional basis. If LICENSEE has not made good faith and diligent efforts as required above in connection with any initial extension, such failure shall be a breach of, and a default under this Agreement, in accordance with the provisions of SECTION 7.6.

        SECTION 7.4. THE MARKETING PROGRAM. As approval of an NDA for a LICENSED PRODUCT in each LICENSED FIELD is obtained in each country of the LICENSED PATENTS, LICENSEE shall proceed diligently as follows (collectively, the "Marketing Program"):

                (a) commence and proceed to produce and SELL LICENSED PRODUCTS in each such country after a license or approval to market and SELL LICENSED PRODUCTS is obtained;

                (b) advertise, promote the SALE of and otherwise employ marketing and sales techniques reasonably designed to develop a public demand for LICENSED PRODUCTS in each such country and satisfy such demand;

                (c) upon reasonable written request of LICENSOR, furnish LICENSOR with representative copies of advertising, sales and promotional material relating to such LICENSED PRODUCTS.

        SECTION 7.5. Periodic Reports. To keep LICENSOR apprised of the progress of the IND Program, the NDA Program, and the Marketing Program, LICENSEE shall submit semiannual progress reports as to its activities, the first such report to be submitted along with the second royalty report due under SECTION 5.5 ("Periodic Reports and Payments") of this Agreement, and subsequent reports to accompany subsequent, alternate royalty reports thereafter until the SALE of LICENSED PRODUCTS in all LICENSED FIELDS is approved and LICENSED PRODUCTS are being marketed on a regular commercial basis in all countries of the LICENSED PATENTS and such approval and marketing is reported in writing to LICENSOR.

        SECTION 7.6.  Default.  Non-performance of any requirement of this
ARTICLE VII shall be a non-monetary breach of or default under Subsection
8.3.2 of this Agreement. If this Agreement is terminated at any time for any reason under this Agreement, either in its entirety or with respect to one LICENSED TERRITORY or one LICENSED FIELD, as the case may be, LICENSEE shall promptly prepare and deliver to LICENSOR a summary report regarding the status of its development and marketing efforts.

                                  ARTICLE VIII
                                  TERMINATION

        SECTION 8.1. Termination On TERMINATION DATE. This Agreement shall terminate on the TERMINATION DATE unless sooner terminated.

        SECTION 8.2. At LICENSEE's Election. LICENSEE may terminate this Agreement, or any rights granted under this Agreement with respect to an entire LICENSED TERRITORY, at any time by giving LICENSOR three (3) months' written notice of LICENSEE's election to terminate this Agreement or the rights granted under this Agreement with respect to the specified LICENSED TERRITORY.

        SECTION 8.3.  LICENSEE's Breach of Agreement.

                Subsection 8.3.1. Monetary Breach. Upon any monetary breach of, or monetary default under, this Agreement by LICENSEE (e.g., failure to timely pay amounts to LICENSOR required to be paid under this Agreement or failure to timely issue shares of stock as required under Subsection 5.1.2 of this Agreement), LICENSOR, in addition to any other remedy available at law or equity, may elect to terminate this Agreement by giving LICENSEE thirty (30) days' written notice of LICENSOR's election to terminate this Agreement. This

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Agreement shall terminate on the date corresponding to the expiration of such thirty (30) day period, unless LICENSEE has cured such breach on or before such date. If such monetary default pertains to a particular LICENSED TERRITORY or a particular LICENSED FIELD, LICENSOR may terminate the rights granted under this Agreement pertaining only to such LICENSED TERRITORY or such LICENSED FIELD, as the case may be.

                Subsection 8.3.2.  Non-Monetary Breach.  For purposes of this
ARTICLE VIII, a nonmonetary breach of, or nonmonetary default under, this Agreement shall mean any breach or default not involving the payment to LICENSEE of any amounts required to be paid under this Agreement, and any breach or default under the Rights Agreement or the R&D Agreement, it being understood and agreed that any breach of, or default under, the Rights Agreement or the R&D Agreement shall be a nonmonetary breach of, and default under this Agreement. Upon any non-monetary breach of, or non-monetary default under, this Agreement by LICENSEE, LICENSOR, in addition to any other remedy available at law or equity, may elect to terminate this Agreement by giving LICENSEE sixty (60) days' written notice of LICENSOR's election to terminate this Agreement. This Agreement shall terminate on the date corresponding to the expiration of such sixty (60) day period, unless LICENSEE has cured such breach on or before such date. If such non-monetary default pertains to a particular LICENSED TERRITORY or LICENSED FIELD, LICENSOR may terminate the rights granted under this Agreement pertaining only to such LICENSED TERRITORY or LICENSED FIELD, as the case may be.

                Subsection 8.3.3. Immediate Default. The following shall be considered neither a monetary nor a nonmonetary breach of, or default under, this Agreement: any voluntary or involuntary dissolution, bankruptcy, insolvency of LICENSEE or assignment of LICENSEE's assets for the benefit of creditors (collectively, a "Financial Default") and a lawsuit filed by LICENSEE against LICENSOR seeking a declaratory judgment that any of the PATENT CLAIMS are invalid or unenforceable ("Procedural Default"). Financial Defaults and Procedural Defaults shall constitute immediate defaults under, and breaches of, this Agreement and, upon the occurrence of either a Financial Default or Procedural Default, this Agreement shall immediately terminate. On or before the date thirty (30) days before a Financial Default or the filing of a bankruptcy petition concerning LICENSEE, LICENSEE shall notify LICENSOR in writing of LICENSEE'S intention to file the petition or of another's intention to file an involuntary petition in bankruptcy or of the impending Financial Default. Failure to provide such written notice shall be deemed to be an immediate, pre-petition, incurable breach of, and default under, this Agreement.

                Subsection 8.3.4. Dispute Over Basis for Termination. If LICENSEE has a reasonable basis for disputing LICENSOR'S reasons for terminating this Agreement under this SECTION 8.3, LICENSOR and LICENSEE shall submit such dispute to the alternative dispute resolution procedures available under SECTION
10.4. This Agreement shall not terminate during the course of such procedures so long as LICENSEE has not otherwise defaulted under this Agreement absent a reasonable basis for dispute. If the alternative dispute resolution procedures result in a determination that LICENSOR'S reasons for terminating this Agreement are valid, such termination shall become effective after there time for curing such default, commencing with the date of such determination, has expired.

        SECTION 8.4. Reverter. Upon termination for any reason of this Agreement, or of any license or right granted under this Agreement as to any LICENSED TERRITORY or any LICENSED FIELD, all licenses and rights granted under this Agreement, or all licenses and rights granted to such LICENSED TERRITORY or such LICENSED FIELD, as the case may be, and any SUBLICENSES granted under this Agreement, in whole or with respect to such LICENSED TERRITORY or such LICENSED FIELD, as the case may be, (subject to the provisions of SECTION 5.6 ("SUBLICENSE Continued Effect Upon Termination of this Agreement"), shall revert to LICENSOR for the benefit of LICENSOR.

        SECTION 8.5. Surviving Obligation to Pay Royalties. LICENSEE's obligations to pay any amount payable to LICENSOR under this Agreement, to report to LICENSOR and to pay royalties to LICENSOR as to any LICENSED PRODUCT made before termination of this Agreement or expiration of the pertinent LICENSED PATENTS (even if such LICENSED PRODUCT is USED or SOLD after the termination of this Agreement or expiration of the pertinent LICENSED PATENT), shall survive such termination or expiration.


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
        SECTION 8.6. Surviving Provisions. In addition to any provision of this Agreement that expressly provides for acts or obligations to continue beyond the termination of this Agreement or expiration of the LICENSED PATENTS, the provisions of SECTIONS 5.4, 8.4 and 8.5 and ARTICLE X shall survive the termination of this Agreement.

                                   ARTICLE IX
                                  INFRINGEMENT

        SECTION 9.1. LICENSOR's Right to Prosecute. LICENSOR will protect the LICENSED PATENTS from infringement and prosecute infringers when in its sole judgment such action may be necessary, proper and justified, subject to the provisions of SECTION 9.2 through 9.6 below.

        SECTION 9.2.  LICENSEE's Opportunity to Prosecute.

                Subsection 9.2.1. Notice of Infringement. If a party obtains evidence comprising a prima facie case of infringement of a PATENT CLAIM by a third party:

                (a) SELLING in a country within the LICENSED PATENTS significant quantities of products in competition with LICENSEE'S, LICENSEE'S AFFILIATE'S, or a SUBLICENSEE'S SALE of LICENSED PRODUCTS in a particular LICENSED FIELD in such same country; or

                (b) filing with the United States Food and Drug Administration an Abbreviated New Drug Application on a product that infringes the PATENT RIGHTS, which application contains the certification described in 21 U.S.C. 355(j)(2)(A)(vii)(IV); or

                (c) importing or threatening the importation of significant quantities of infringing goods in a particular LICENSED FIELD into a country of the LICENSED PATENTS;

such party shall notify the other party in writing of such infringement. For the purpose of this ARTICLE IX, "significant quantities" of products shall mean such products SOLD in such LICENSED FIELD, in the country in which such infringement occurs, by the infringing third party over a three (3) month period within the immediately preceding six (6) months before the date of the written notice referred to above having a NET SALES VALUE of Two Hundred Thousand United States Dollars ($250,000.00) (or its equivalent in the currency of the pertinent country). If more than one third party is infringing in a particular country of the LICENSED PATENTS, "significant quantities" of products shall mean products SOLD in such LICENSED FIELD, in the country in which such infringement occurs, by such infringing third parties in the aggregate over such three (3) month period have an aggregate NET SALES VALUE of One Million Dollars ($1,000,000).

                Subsection 9.2.2. Meeting of the Parties. As soon as possible after LICENSOR'S receipt of such written notice from LICENSEE, or LICENSEE'S receipt of such written notice from LICENSOR, as the case may be, LICENSOR and LICENSEE shall convene a meeting at which the party providing the written notice described above shall present all available evidence of such infringement or threatened infringement. At such meeting, the LICENSOR and LICENSEE shall plan for and agree on the basis, strategy and responsibility for terminating such infringement.

                Subsection 9.2.3. LICENSOR'S Post-Meeting Actions. If no agreement is reached at such meeting, LICENSOR shall either:

                        (a)  take steps to cause said infringement to terminate;
                or

                        (b) take steps to initiate legal proceedings (which for purposes of this ARTICLE IX include lawsuits, settlements discussions or negotiations, mediation, and arbitration) against the infringer.

If LICENSOR has failed to perform at least one of the foregoing on or before the date three (3) months after the date of such meeting, LICENSEE may request LICENSOR any time after the expiration of such three (3) month period to grant LICENSEE the right, at LICENSEE's sole expense, to bring suit against the infringer for infringement of a PATENT CLAIM.

                Subsection 9.2.4. LICENSEE'S Right to Prosecute. If, on or before the expiration of such three (3) month period, LICENSOR has failed to perform any one of the actions stated in paragraphs (a) or (b) of Subsection
9.2.3 above or grant LICENSEE, by written notice, the right, at LICENSEE's sole expense, to bring suit against the infringer for infringement of a PATENT CLAIM in accordance with the terms and conditions of this ARTICLE IX, LICENSEE shall be entitled, subject to the provisions of this ARTICLE IX, to institute proceedings against the infringer for infringement of a PATENT CLAIM, or to prevent the importation of infringing goods, before any relevant judicial or administrative tribunal. If LICENSEE'S written notice of third-party infringement pertains to an act of infringement under 35 U.S.C. 271(a)(2), the three (3) month period described above shall be reduced to twenty-one (21) days. The rights, if any, granted to LICENSEE under this Subsection 9.2.4 shall in no event by deemed or interpreted to preclude LICENSOR, as assignee of the LICENSED PATENTS, from exercising, at any time, any right it may have under the LICENSED PATENTS.

        SECTION 9.3. Right to Notify. If LICENSOR grants LICENSEE the right to prosecute infringers of a PATENT CLAIM as provided under Subsection 9.2.3 above, or if LICENSEE becomes entitled to institute proceedings as provided in Subsection 9.2.4 above, such right or entitlement shall include the right to notify any such third party whose activities appear to be infringing a PATENT CLAIM or who may be involved in or responsible for the infringing activities of others, whether by inducement or as a contributory infringer or otherwise, which activities constitute significant infringement of a PATENT CLAIM, that such activities are or may constitute infringement of a PATENT CLAIM and that any such infringement should be discontinued.

        SECTION 9.4. Multiple Infringers. LICENSEE may invoke SECTION 9.2 above with respect to more than one alleged infringer of a PATENT CLAIM in a LICENSED PATENT of a particular country at any given time even though more than one third party in such country is infringing a PATENT CLAIM in such country.

        SECTION 9.5.  Control of Suit Initiated by LICENSOR.

                Subsection 9.5.1. Generally. If LICENSOR institutes suit or other legal proceedings to protect or enforce the LICENSED PATENTS, LICENSOR shall have sole control of such suit or other proceedings and shall pay all expenses of such suit or proceeding, including without limitations, attorneys' fees and court costs. If LICENSEE elects to participate as permitted under Subsection 9.5.2, LICENSEE shall have sole control over the prosecution and settlement of claims it brings in such suit or proceeding but only to the extent such prosecution or settlement does not compromise the validity, enforceability or scope of any PATENT CLAIM.

                Subsection 9.5.2. LICENSEE'S Right to Participate. LICENSEE shall have the right to participate in such suit or proceeding by its own counsel, and at its own expense, to the extent it wishes to seek damages based on the infringement, it being understood, however, that LICENSOR shall have sole control over any issues or matters pertaining to the validity, enforceability or scope of any PATENT CLAIM.

                Subsection 9.5.3. Cooperation of the Parties. If LICENSEE does not participate in such suit or legal proceeding, LICENSEE shall fully operate with LICENSOR in such suit or legal proceedings, without out-of-pocket expense to LICENSEE. If LICENSEE participates in such suit, both parties shall cooperates with each other, each to bear their own expense, and provide the other party with an opportunity to make suggestions and comments regarding such suit. Each party shall keep the other party informed and shall, from time to time, consult with the other party regarding the status of such suit or proceeding. Each party shall provide the other party with copies of all documents filed in, and written communications relating to, such suit to the extent the interest of the parties are not adverse. Any of the foregoing obligations shall be subject to each party's desire or need to preserve any attorney-client privilege, or work-product privilege, which shall take precedence over any obligation to disclose documents or discuss matters pertaining to such suit or proceeding.

                Subsection 9.54. Sharing of Awards. LICENSOR shall be entitled to keep all damages that it asserted and was awarded in such suit or proceeding. If LICENSEE participates in such suit or proceeding, LICENSEE shall have the right to keep any damages that it asserted and was awarded. If damages are not separately awarded, LICENSOR and LICENSEE shall share equally any recovery and damages awarded. If LICENSEE participates in such suit or legal proceeding, punitive damages awarded shall be retained by the party to whom such damages are awarded or, if the parties are jointly awarded punitive damages, such damages shall be shared in the proportion that each party's normal damages bear to the total damages awarded to LICENSOR and LICENSEE.

        SECTION 9.6.  Control of Suit Initiated by LICENSEE.

                Subsection 9.6.1. Responsibility and Legal Counsel. If LICENSEE takes any action under this ARTICLE IX or otherwise that leads to or results in litigation or other legal proceedings relating to the LICENSED PATENTS or this Agreement, including but not limited to a suit for declaratory judgment or claim or counterclaim for infringement of a PATENT CLAIM, (which litigation or other legal proceeding are hereby deemed to come within legal proceedings contemplated by SECTION 9.2 of this Agreement) LICENSEE shall assume the responsibility for such legal proceedings at LICENSEE'S sole expense. LICENSEE shall be entitled to be represented by counsel of its choosing, at its sole expense. If LICENSOR so requests, LICENSEE'S legal counsel shall represent LICENSOR, at LICENSEE'S expense, in any such legal proceedings with respect to matters in which LICENSOR is a necessary party. If LICENSEE'S legal counsel is unable to represent LICENSOR because of a conflict of interest or other bona fide reason, LICENSOR may engage other competent legal counsel, at LICENSEE'S expense, to represent LICENSOR in any such suit or legal proceeding. If LICENSOR must engage counsel other than LICENSEE'S legal counsel because of a conflict of interest that has as its origins a dispute between LICENSOR and LICENSEE, LICENSOR shall retain, if necessary and at its own expense, counsel to represent LICENSOR in such dispute with LICENSEE which counsel is separate from counsel representing LICENSOR at LICENSEE'S expense against the third-party infringer. If LICENSOR does not wish to be represented by LICENSEE'S legal counsel, LICENSOR may engage competent legal counsel of its own choosing to represent LICENSOR at LICENSOR'S own expense (except in the case of a conflict of interest or other bona fide reason as described in the preceding sentences in which case reasonable expenses for such representation shall be borne by LICENSEE).

                Subsection 9.6.2. Discontinuance or Settlement. LICENSEE shall not discontinue or settle any such proceedings brought by it without obtaining the concurrence of LICENSOR and giving LICENSOR a timely opportunity to continue such proceedings in its own name, under its sole control, and at its sole expense if such discontinuation or settlement is not acceptable to LICENSOR. Such concurrence shall not be withheld unless the discontinuation or settlement will result in the invalidity, unenforceability or reduction in scope of any PATENT CLAIM or compromise LICENSOR'S right to receive reasonable compensation for such infringement or any future infringement.

                Subsection 9.6.3. Cooperation of the Parties. LICENSOR shall fully cooperate with LICENSEE in such suit or legal proceedings, without out-of-pocket expense to LICENSOR. LICENSEE shall provide LICENSOR with an opportunity to make suggestions and comments regarding such suit. LICENSEE shall keep LICENSOR fully informed and shall, from time to time, consult with LICENSOR regarding the status of such suit or proceeding. LICENSEE shall provide LICENSOR with copies of all documents filed in, and written communications relating to, such suit to the extent the interest of the parties are not adverse. Any of the foregoing obligations shall be subject to each party's desire or need to preserve any attorney-client privilege, or work-product privilege, which shall take precedence over any obligation to disclose documents or discuss matters pertaining to such suit or proceeding.

                Subsection 9.6.4.  Sharing of Awards.

                        (a) LICENSOR joined as a necessary party plaintiff.  If
                LICENSOR is joined in the suit brought by LICENSEE as a necessary party plaintiff by motion made by a party other than LICENSOR, awards shall be shared as follows: After deducting from any award or recovery in such suit or legal proceeding all out-of-pocket expenses incurred by LICENSEE in such suit or legal proceedings, LICENSOR shall then retain the amount of reasonable royalties separately awarded to LICENSOR or, if not separately awarded to LICENSOR, LICENSEE and LICENSOR shall share equally any recovery and damages awarded, including without limitation punitive damages. Punitive damages awarded and remaining, if any, shall be retained by the party to whom such damages are awarded or, if the parties are jointly awarded punitive damages, such damages shall shared in the proportion that each party's normal damages bear to the total damages awarded to LICENSOR and LICENSEE.

                        (b) LICENSOR voluntarily joints as a party plaintiff. If
                LICENSOR joins in the suit brought by LICENSEE as a voluntary party plaintiff, awards shall be shared as follows: LICENSEE shall be entitled to keep all damages that it asserted and was awarded in such suit or proceeding subject to LICENSOR's right to receive reasonable royalties for such infringement from such judgment. If LICENSOR participates in such suit or proceeding, LICENSOR shall have the right to keep any damages that it asserted and was awarded. If LICENSOR participates in such suit or legal proceeding, punitive damages awarded shall be retained by the party to whom such damages are awarded or, if the parties are jointly awarded punitive damages, such damages shall shared in the proportion that each party's normal damages bear to the total damages awarded to LICENSOR and LICENSEE.

                        (c) LICENSOR does not participate in the lawsuit.  If
                LICENSOR does not join, or is not compelled to join, in the suit brought by LICENSEE, LICENSEE may keep all damages awarded to LICENSEE in such suit or proceeding without obligation to pay a royalty to LICENSOR in respect of such damages.

                Subsection 9.6.5. Indemnity. LICENSEE shall indemnify, defend LICENSOR and hold LICENSOR harmless from any and all claims, damages or other obligations arising out of or resulting from any such claim or legal proceedings instituted by LICENSEE. The foregoing indemnity shall be limited to out-of-pocket fees, expenses, awards and damages paid or payable by LICENSOR. The foregoing indemnity shall not apply to the extent LICENSOR incurs claims, damages, or obligations because LICENSOR elected to continue the proceedings in its own name as contemplated under Subsection 9.6.2 above. The foregoing indemnity shall not apply to the extent such claims, damages, or obligations are based on the independent and sole actions of LICENSOR.

                                   ARTICLE X
                                    GENERAL

        SECTION 10.1. Integration. This Agreement, any EXHIBITS and RIDERS attached to this Agreement, the R&D Agreement and the Rights Agreement constitute the entire agreement between the parties as to the subject matter of this Agreement. All prior negotiations, representations, warranties, agreements, statements, promises and understandings are superseded and merged into, extinguished by and completely expressed by these documents. No party shall be bound by or charged with any written or oral agreements, representations, warranties, statements, promises or understandings not specifically set forth to these documents.

        SECTION 10.2. Addresses and Notices. All notices, request and other communications provided in this Agreement shall be in writing and shall be deemed to have been made or given: (a) when delivered, if delivered by hand, or sent by facsimile, telegram or telecopier; (b) on the day following deposit with an overnight courier, if sent via overnight courier; or (c) on the date five (5) days following deposit with the United States Mail, certified or registered:


If to LICENSOR:                           If to LICENSEE:
- --------------                            --------------

President                                 President
Research Corporation Technologies, Inc.   Vestmark Inc.
6840 East Broadway Boulevard              375 Park Avenue
Tucson, Arizona 85710                     Suite 1501
Fax: 602-296-8157                         New York, NY 10022
                                          Fax: 212-832-4389

Such addresses may be altered by notice so given. If no time limit is specified for a notice required or permitted to be given by this Agreement, the time limit therefor shall be three (3) full business days, not including the day of mailing.

        SECTION 10.3. Applicable Law Venue. This Agreement and its offset are subject to and shall be construed and enforced in accordance with the law of the State of New York, U.S.A., without regard to the law of New York concerning the conflicts of the laws, except as to any issue which by the law of New York depends upon the validity, scope or enforceability of any PATENT CLAIM, which issue shall be determined in accordance with the applicable patent laws of the country of such patent.

        SECTION 10.4  Mediation and Arbitration.

                Subsection 10.4.1. Dispute Resolution. The parties shall make all reasonable efforts to resolve any dispute, claim or controversy arising out of or relating to this Agreement, its construction or its actual or alleged breach, by face-to-fact negotiations between senior executives. Should such negotiation fail to resolve the matter, any dispute, claim or controversy arising out of or relating to this Agreement, its construction or its actual or alleged breach, the parties shall pursue mediation in accordance with the Center for Public Resources' Model Procedure for Mediation of Business Disputes. Should such mediation fail to resolve the matter, the matter shall be finally decided by arbitration by and in accordance with the Rules then in effect of the American Arbitration Association, and judgment upon the award rendered may be entered in the highest court of the forum, state or federal, having jurisdiction. Any arbitration will be conducted in the New York, New York metropolitan area.

                Subsection 10.4.2. Exceptions. The provisions of this SECTION 10.4, relating to arbitration shall not apply to any issue of the patentability, enforceability or infringement of any PATENT CLAIM or to any dispute or controversy as to which any applicable law or treaty prohibits such arbitration. If, in any arbitration proceeding, any issue shall arise concerning validity, scope, enforceability or infringement of any PATENT CLAIM, the arbitration shall assume the validity, scope, enforceability or infringement of all PATENT CLAIMS. In any event, the arbitrators shall not delay the arbitration proceedings for the purpose of obtaining or permitting either party to obtain judicial resolution of such issue, unless an order staying such arbitration proceeding shall be entered by a court of competent jurisdiction. Neither party shall raise any issue concerning the validity, construction, enforceability or effect of any LICENSED PATENT in any proceeding to enforce an arbitration award hereunder or in any proceeding otherwise arising out of such arbitration award.

                Subsection 10.4.3. No Waiver. Notwithstanding the foregoing, nothing in this SECTION 10.4 shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

         SECTION 10.5. Compliance With Law. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance or treaty concerning the legal right of the parties to contract, the latter shall prevail, but in such event the affected provisions of this Agreement shall be curtailed and limited only to the extent necessary to bring it within the applicable legal requirements.

        SECTION 10.6. Severability. If any provision of this Agreement is held to be or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         SECTION 10.7. No Representations. Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall be construed as a representation by either party that the LICENSED PATENTS or any PATENT CLAIM can be or will be used to prevent the importation by a third party of a product into or the sale or use by a third party of a product in any country of the LICENSED PATENTS where such product shall have been placed in commerce under circumstances which preclude the use of the LICENSED PATENTS or any PATENT CLAIM to prevent such importation or sale or use by reason of any applicable law or treaty. Nothing contained in this Agreement shall be construed as a representation or warranty: (a) as to the scope or validity of any LICENSED PATENT or any PATENT CLAIM; or (b) that any performance, or practice under any LICENSED PATENT or any PATENT CLAIM is not an infringement of any patent of others.

        SECTION 10.8. Independent Contractor. In its performance under this Agreement, each party shall be an independent contractor and neither party (nor any employee or agent thereof) shall be an agent or partner of the other party.

        SECTION 10.9. Headings. The headings of the various ARTICLES, SECTIONS and Subsections of this Agreement are used solely for the convenience of the parties, do not form a part of this Agreement and are not intended to affect the interpretation or meaning of this Agreement or to define, limit, extend or describe its scope or intent.

        SECTION 10.10.  No Third-Party Beneficiaries.  Except for SECTIONS
10.15 and 10.21, which shall also be for the benefit of, and enforceable by, Institution and each of the Inventors, none of the provisions of this Agreement shall be for the benefit of, or enforceable by, any third-party.

        SECTION 10.11. Waiver. No party's consent to or waiver, express or implied, of any other party's breach or default in the other party's performance of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the other party's performance of the same or any other obligations hereunder. A party's failure to complain of any act or failure to act by any other party, to declare the other party in default, irrespective of how long such failure continues, to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall not constitute a waiver by such party of its rights hereunder, of any such breach, or of any other commitment, duty, agreement or condition. A party's consent in any one instance shall not limit or waive the necessity to obtain such party's consent in any future instance and in any event no consent or waiver shall be effective for any purpose hereunder unless such consent or waiver is in writing and signed by the party granting such consent or waiver.

        SECTION 10.12. Computation of Time. In computing any period of time pursuant to this Agreement, the day or date of the act, notice, event or default from which the designated period of time begins to run will not be included.
The last day of the period so computed will be included, unless it is a Saturday, Sunday or a federal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday or such federal holiday.

        SECTION 10.13. Registration of Agreement. LICENSEE agrees to take all reasonable and necessary steps to register this Agreement in any country of the LICENSED PATENTS where such is required to permit the transfer of funds and/or payment of royalties to LICENSOR hereunder or is otherwise required by the government or law of such country to effectuate or carry out this Agreement. Notwithstanding anything contained herein, but subject to SECTION 10.5 of this Agreement, LICENSEE shall not be relieved of any of its obligations under this Agreement by any failure to register this Agreement in any country of the LICENSED PATENTS, and, specifically, LICENSEE shall not be relieved of its obligation to make any payment to LICENSOR hereunder in the United States at LICENSOR'S address for notice specified in
SECTION 10.2 hereof which payment is blocked due to any failure to register this Agreement.

        SECTION 10.14. Disclaimer. It shall be the full and sole responsibility of LICENSEE, its AFFILIATES and its SUBLICENSEES to use appropriate care in the practice, manufacture or use of any product pursuant to any license or immunity granted under this Agreement. LICENSOR shall have no right to control the manner in which any product licensed under this Agreement is made or practiced. LICENSOR shall not be required to provide any know-how or operating instructions or other information with respect to any such product and LICENSOR makes no representation or warranty whatsoever with respect to any such product. With respect to any material obtained by LICENSEE from ATCC, LICENSEE acknowledges and agrees that LICENSOR has not provided such material to LICENSEE but has only permitted LICENSEE to obtain such material from ATCC before the United States' patents in the LICENSED PATENTS issue. Accordingly, LICENSOR DOES NOT MAKE OR GRANT, AND LICENSOR HEREBY DISCLAIMS AND NEGATES, ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO ANY SUCH MATERIALS, ITS USE, VIABILITY, OPERABILITY, OR FREEDOM FROM CONTAMINATION OF ANY SORT OR ANY OTHER EXPRESS OR IMPLIED WARRANTY, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR USE OR PURPOSE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY LICENSOR, ITS EMPLOYEES, THE INVENTORS, INSTITUTION OR ITS EMPLOYEES OR ANY OTHER PARTY SHALL CREATE A WARRANTY OR MAKE ANY MODIFICATION, EXTENSION OR ADDITION TO ANY WARRANTY.

        SECTION 10.15. Indemnity. LICENSEE AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LICENSOR, EACH INVENTOR, THE INSTITUTION, AND ALL OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS OF LICENSOR AND INSTITUTION (COLLECTIVELY, THE "INDEMNITEES") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES AND LIABILITIES, INCLUDING LEGAL COSTS AND FEES, ASSERTED BY THIRD PARTIES (WHETHER GOVERNMENTAL OR PRIVATE) ARISING FROM THE MANUFACTURE, USE OR SALE OF ANY LICENSED PRODUCT BY OR FOR LICENSEE, AN AFFILIATE OR A SUBLICENSEE, OR ARISING FROM THE USE OF ANY SUCH LICENSED PRODUCT BY ANY THIRD PARTY INCLUDING ANY CONSUMER OR ANY CUSTOMER OF LICENSEE OR AN AFFILIATE OR A SUBLICENSEE. LICENSEE HEREBY WAIVES ANY RIGHTS OF SUBROGATION IT MAY HAVE AGAINST THE INDEMNITEES ON ACCOUNT OF ANY CLAIM, DAMAGE OR LIABILITY ARISING FROM ACTIVITIES UNDER OR IN CONNECTION WITH THIS AGREEMENT. EXCEPT FOR DIRECT DAMAGES CAUSED BY LICENSOR'S BREACH OF THIS AGREEMENT, LICENSOR SHALL NOT BE LIABLE TO LICENSEE FOR DAMAGES ARISING OUT OF ANY CLAIM MADE AGAINST LICENSEE BY ANY OTHER PERSON OR PARTY BECAUSE OF LICENSEE'S USE OF THE MATERIAL OBTAINED FROM THE ATCC, EXCEPT FOR DIRECT DAMAGES CAUSED BY LICENSOR'S BREACH OF THIS AGREEMENT. IN NO EVENT SHALL LICENSOR BE LIABLE UNDER THIS AGREEMENT FOR ANY DIRECT (OTHER THAN FOR AMOUNTS PAID UNDER THIS AGREEMENT), INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO LOST REVENUE, LOST PROFITS OR LOST SAVINGS), EVEN IF LICENSOR HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

        SECTION 10.16. Insurance. On or before the date LICENSEE begins clinical trials involving any LICENSED PRODUCTS, LICENSEE shall obtain and, thereafter throughout the term of this Agreement, maintain in force products liability insurance and other insurance coverage typically carried by PERSONS engaged in LICENSEE'S business in amounts not less that Two Million U.S. Dollars (US$2,000,000). Such insurance policies shall name LICENSOR as an additional named insured or, if LICENSOR is not so named, shall contain a provision whereby the insurer waives any rights of subrogation against LICENSOR. The insurance policies required to be carried by LICENSEE under this Agreement shall be with companies that have a Best's Financial Rating of XIII or better. LICENSEE shall furnish LICENSOR with a certificate of such policy upon request and, whenever requested, shall satisfy LICENSOR that such policy is in full force and effect.

        SECTION 10.17. Construction. The parties agree that each party has reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Agreement.

        SECTION 10.18. Patent Marking. LICENSEE agrees that, before any LICENSED PATENT is issued, it will mark all LICENSED PRODUCTS with a legible notice indicating that the LICENSED PRODUCTS are covered by claims in a pending patent application and are for use only in the LICENSED FIELDS (which shall be appropriately identified in any such notice and not for reproduction). As LICENSED PATENTS issue, LICENSEE agrees that it will mark all LICENSED PRODUCTS with a legible notice or marking indicating the patents to which the LICENSED PRODUCTS are subject and that the LICENSED PRODUCTS are for use only in the LICENSED FIELDS (which shall be appropriately identified in any such notice) and not for reproduction.

        SECTION 10.19. Grant of Security Interest. LICENSEE, in consideration of the license granted to LICENSEE by LICENSOR under this Agreement, grants to LICENSOR a security interest in any interest LICENSEE may have in the LICENSED PATENTS, and in LICENSEE'S proceeds from the SALE of LICENSED PRODUCTS to the extent of any amounts due to LICENSOR under this Agreement, to secure performance of all obligations of LICENSEE as set out in this Agreement. LICENSEE further agrees to execute such financing statements as LICENSOR may reasonably request. Default in the performance of any obligations, or any default under this Agreement, is a default under the security agreement contained in this clause. Upon default, not timely cured, LICENSOR may declare all obligations immediately due and payable and has the remedies of a secured creditor available under applicable federal or state law.

        SECTION 10.20. Assignment. This Agreement shall not be assigned by LICENSEE except in those circumstances in which all of the following apply:

                (a) the entire Agreement is assigned;

                (b) as part of a sale of substantially all of LICENSEE's business, or a merger or other combination of LICENSEE with a third party;

                (c) upon prior written notice to LICENSOR; and

                (d) upon LICENSEE'S assignee's agreement to abide by the terms of this Agreement and assume all of LICENSEE's obligations under this Agreement.

Upon such assignment, the term "LICENSEE" as used in this Agreement shall thereafter mean the assignee of LICENSEE.

        SECTION 10.21. Non-Use of Names. LICENSEE shall not use the name of Inventor, the Institution, LICENSOR, or any adaptation of any of them, in any regulatory filing or in any advertising, promotional or sales literature, without prior written consent obtained from any such Inventor, the Institution or LICENSOR, as applicable. LICENSEE shall require its AFFILIATES and SUBLICENSEES to comply with this SECTION 10.21 to the same extent that it applies to LICENSEE. No prior written consent shall be required if LICENSOR's, Institution's or an Inventor's name is used only to the extent required to identify LICENSOR as the party granting the license under the LICENSED PATENTS, the Inventors as the inventors of the LICENSED PATENTS and the providers of additional research services under the R&D Agreement, and the Institution as the originator of the technology and the site of work being done under the R&D Program.

        SECTION 10.22. Authority and Binding Agreement. LICENSOR represents that this Agreement constitutes a valid and binding agreement of LICENSOR. The execution, delivery and performance by LICENSOR of this Agreement are within LICENSOR'S corporate power, and have been duly authorized by all necessary corporate action. LICENSEE represents that this Agreement constitutes a valid and binding agreement of LICENSEE. The execution, delivery and performance by LICENSEE of this Agreement are within LICENSEE'S corporate power, and have been duly authorized by all necessary corporate action.

        SECTION 10.23. Contingent Effect. The effectiveness of this Agreement is subject to, and contingent upon, the contemporaneous execution of the Rights Agreement and the R&D Agreement by LICENSEE.



                                   ARTICLE XI
                                LICENSED PATENTS

        SECTION 11.1.  Prosecution,


                Subsection 11.1.1. LICENSOR'S Patent Application Filings. LICENSOR shall maintain and prosecute the patent applications listed in Exhibit A as of the Effective Date. LICENSOR shall exercise its reasonable efforts to obtain patent protection on the Invention in all the countries listed in EXHIBIT A to the extent patent protection is available in each such country.

                Subsection 11.1.2. Communication, Management and Outcome of Patent Prosecution. Upon reasonable request of LICENSEE occurring not more frequently than monthly, LICENSOR shall keep LICENSEE apprised of the status of the patent prosecution of the LICENSED PATENTS. LICENSOR shall consult with LICENSEE regarding the prosecution of any LICENSED PATENT and shall afford LICENSEE the opportunity to review and comment on any responses or submissions to the relevant patent authorities, although it is understood that LICENSOR shall have final and sole authority to make any and all decisions regarding the prosecution of any LICENSED PATENT. LICENSOR does not represent or warrant that any patent will issue or be granted based on any of such patent applications.

                Subsection 11.1.3. Interferences. If an interference between any of the LICENSED PATENTS and any patent or patent application of LICENSEE is declared or invoked, LICENSEE shall immediately send to LICENSOR all written documentation received or generated by LICENSEE, its AFFILIATES, employees, agents, attorneys or otherwise concerning the LICENSED PATENTS (it being understood that LICENSEE shall not retain any copies of such items, for archival purposes or otherwise) and LICENSEE shall sequester and otherwise prohibit any employee, agent or attorney with direct or indirect access to such written documentation from participating in any manner or advising in any way LICENSOR'S actions, responses or participation in such interference. Each party shall direct its own efforts in the interference. On or before the date thirty (30) days after LICENSEE'S receipt of a statement from LICENSOR detailing LICENSOR'S out-of-pocket costs or expenses incurred by LICENSOR in connection with such interference, LICENSEE shall reimburse LICENSOR the amount set forth in such statement. LICENSEE'S failure to timely reimburse LICENSOR for its out-of-pocket costs and expenses incurred in connection with the conduct of the interference shall be deemed a monetary default under this Agreement.

                Subsection 11.1.4. Maintenance of Patents. LICENSOR shall maintain the patents, if any, obtained on the patent applications described above.

                Subsection 11.1.5. Abandonment. LICENSOR, in its sole discretion, may abandon any LICENSED PATENT. If LICENSOR, in its sole discretion, intends and elects to discontinue the prosecution or maintenance of any LICENSED PATENT, LICENSOR shall so advise LICENSEE in writing and give LICENSEE an opportunity to continue such prosecution or maintenance on LICENSOR'S behalf and at LICENSEE'S expense. Any out-of-pocket expenses thereafter incurred by LICENSEE for such prosecution or maintenance of any LICENSED PATENT of any such country shall be creditable against earned royalties and other amounts due under this Agreement thereafter payable under this Agreement solely in respect of LICENSED PRODUCTS made, USED or SOLD in the country of such LICENSED PATENT. LICENSOR shall not have any liability nor be subject to any claim for damages if LICENSOR inadvertently or unintentionally abandons any LICENSED PATENT.

        SECTION 11.2. Patent Extensions. LICENSEE shall cooperate with LICENSOR in seeking any extension that is available or that becomes available in respect of the term of any patent within the LICENSED PATENTS including any patent that may issue on a patent application within the LICENSED PATENTS. LICENSEE shall diligently advise LICENSOR in a timely manner of approval by the United States Food and Drug Administration (or other pertinent foreign regulatory authorities) to use or market any LICENSED PRODUCTS or any other governmental approval obtained by or on behalf of LICENSEE or an AFFILIATE that is pertinent to any such extension. LICENSEE shall supply LICENSOR with any pertinent information and data in its possession or control or that is in the possession or control of any AFFILIATE pertaining to the extension of any patent within the LICENSED PATENTS. LICENSEE shall supply LICENSOR in a timely manner with any information and data and any supporting affidavits or documents required to comply with any applicable law of the United States and any administrative rules or regulations thereunder pertaining to the extension of any patent within the LICENSED PATENTS and any corresponding laws and regulations that are or shall be in effect in any country within the LICENSED PATENTS. LICENSEE shall require its AFFILIATES to comply with this SECTION 11.2.

                                  ARTICLE XII
                               GOVERNMENT RIGHTS

        SECTION 12.1. Prior Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement and any license or other right granted in this Agreement as to the LICENSED PATENTS are subject to the rights of the United States Government in and to the LICENSED PATENTS, including those derived by and through the National Institutes of Health, pursuant to certain grant(s) from the United States Government to INSTITUTION, identified as Grant Number AI-26323. Such rights include, inter alia, a certain nonexclusive, nontransferable, royalty-free, irrevocable license to the United States Government for Governmental purposes and on behalf of any foreign government pursuant to any existing or future treaty or agreement with the Unites States, which license LICENSOR may have granted and/or may be required to grant pursuant to said grants, which grants and license (reference to each of which is made for the terms and effect thereof) shall survive unaffected by the granting of the licenses and rights under this Agreement. This Agreement and licenses granted in this Agreement are expressly subject to those rights specifically reserved to the United States Government.

        SECTION 12.2. Agency Determination. This Agreement and the licenses and rights granted in this Agreement are expressly made subject to the terms and conditions of any applicable determination by the appropriate agency of the United States Government concerning the disposition of the LICENSED PATENTS and permitting LICENSOR to issue licenses thereunder. Any rights that may be reserved to the Unites States Government or any applicable law or governmental regulations or executive order or in any such determination or otherwise are hereby specifically reserved to the United States Government.


        SECTION 12.3. Agreement to Comply. LICENSEE shall comply in all respects with the applicable provisions of any applicable law, requirement, regulation, executive order, or determination by the United States Government relating to the LICENSED PATENTS and shall provide LICENSOR with any information or report required to comply with any such law, requirement, regulation or determination.

        SECTION 12.4. License to Conform. Any inconsistency between this Agreement and the pertinent provisions of any law, requirement, regulation, executive order, or determination by the United States Government shall be resolved by conforming this Agreement so such provisions of any such law, requirement, regulation, executive order, or determination. Any license or other right granted pursuant to this Agreement and any term of exclusivity applicable to such license or right shall be subject to any and all applicable governmental laws and regulations relating to compulsory licensing.

        SECTION 12.5. Other Arrangements. Any agreement or arrangement relating to the LICENSED PATENTS between LICENSEE and any third party hereto shall be made expressly subject to the terms and conditions of this ARTICLE XI and LICENSEE shall require such other party to comply therewith to the same extent that LICENSEE is required to comply.

        IN WITNESS WHEREOF, the parties hereto have each caused a duly authorized officer to sign this Agreement and affix the seals of the party on whose behalf such officer is acting, and have thereby duly executed this Agreement on the date(s) indicated below, to be effective the Effective Date.

                                         RESEARCH CORPORATION TECHNOLOGIES ,
                                         INC., a Delaware nonprofit corporation
Attest:

By: /s/ TIMOTHY J. RUBART                By: /s/ GARY M. MUNSINGER
   -----------------------------            --------------------------------
   Timothy J. Rubart                         Gary M. Munsinger
   Secretary                                 President

                                         Date: May 15, 1992
                                               ----------------------------


                                         VESTMARK INC., a New York corporation
Attest:

By: /s/                                  By: /s/
   -----------------------------            --------------------------------

Title: V.P.                              Title: President

                                         Date: 5/14/92
                                               ----------------------------





Page 24 of a 24-Page License Agreement with Exhibits A and B and Definitions Rider Attached.

                                   EXHIBIT A

                                LICENSED PATENTS

Inventor:       Dr. Aron Srivastava

Invention:      "Safe Vector for Gene Therapy"

RCT Project No. 137-1581

PATENT APPLICATIONS

COUNTRIES               SERIAL NO.              FILING DATE
- ---------               ----------              -----------
United States           789,917                 11/08/91


                                   EXHIBIT A

                                   EXHIBIT B


                     SCHEDULE OF ANNUAL MINIMUM ROYALTY DUE
                     (ALL AMOUNTS IN UNITED STATES DOLLARS)

                                    ANNUAL MINIMUM ROYALTY DUE
  PAYMENT ACCRUAL DATE              FOR EACH LICENSE TERRITORY
 ----------------------            ----------------------------
                                  A              B             C
                               -------        -------       -------
January 30, 1999               $50,000        $ -0-         $ -0-

January 30, 2000               $50,000        $ -0-         $ -0-

January 30, 2001               $75,000        $ -0-         $ -0-

January 30, 2002               $75,000        $25,000       $ -0-

January 30, 2003               $75,000        $50,000       $ -0-

January 30, 2004               $75,000        $75,000       $25,000

January 30, 2005               $75,000        $75,000       $25,000

January 30, 2006               $75,000        $75,000       $50,000

Each Subsequent
 January 30                    $75,000        $75,000       $50,000


                                   EXHIBIT B

                               DEFINITIONS RIDER

        When fully capitalized in this Agreement, the following terms shall have the meanings set forth below:

        SECTION DR.1. "AFFILIATE" shall mean any PERSON to which one or more of the following apply:

                (a) any PERSON directly or indirectly controlling, controlled by or under common control with another PERSON, wherein control shall mean direct or indirect control of fifty percent (50%) of the voting rights or securities of any such PERSON;

                (b) any PERSON owning or controlling fifty percent (50%) or more of the outstanding voting rights or securities of another PERSON; or

                (c) any PERSON whose outstanding voting rights or securities are owned fifty percent (50%) or more by another PERSON.

        SECTION DR.2. "RAW MATERIAL FORM" shall mean a LICENSED PRODUCT in a form other than FINAL PRODUCT FORM.

        SECTION DR.3. "FINAL PRODUCT FORM" shall mean a LICENSED PRODUCT in a dosage form suitable for final usage by the administering physician or other end-user.

        SECTION DR.4. "IMPROVEMENT INVENTION" shall mean an invention that is made or discovered by the principal investigator in charge of the R&D PROGRAM, or at the Institution, in the course of the R&D PROGRAM, and assigned to LICENSOR for commercialization, which invention is directed to an improvement of the Invention claimed in the LICENSED PATENTS, as constituted on the Effective Date, without regard to any additions made by operation of SECTION 3.5.

        SECTION DR.5. "IMPROVEMENT PATENT" shall mean any patent or patent application the claim(s) of which cover any IMPROVEMENT INVENTION.

        SECTION DR.6. "LICENSED FIELDS" shall mean LICENSED FIELD I, LICENSED FIELD II and LICENSED FIELD III.

        SECTION DR.7. "LICENSED FIELD I" shall mean the manufacture, use or sale of vectors or virions solely for use only by the ultimate user in the genetic alteration of mammalian cells taken from a donor which cells are to be reintroduced into such donor or introduced into a single, pre-identified human host.

        SECTION DR.8. "LICENSED FIELD II" shall mean the manufacture, use or sale of vectors, virions or cells transformed or transfected with vectors or virions, or the progeny of such cells, which vectors, virions or cells are intended solely for direct administration into a human for therapeutic or diagnostic purposes only by the ultimate user of such product.

        SECTION DR.9. "LICENSED FIELD III" shall mean the manufacture, use or sale of cells transformed or transfected with vectors or virions, or the progeny of such cells, which cells are intended solely for USE by the ultimate user purchaser for in vitro diagnostic tests conducted or performed only by the ultimate user.

        SECTION DR.10. "LICENSED DIAGNOSIS PROCESS" shall mean a process or method in the LICENSED FIELDS to diagnose disease using a vector(s), virion(s) or cell(s) that directly infringes, contributorily infringes or induces the infringement, literally or as an equivalent, of a PATENT CLAIM, but for this Agreement.

                                      (i)

        SECTION DR.11. "LICENSED MANUFACTURING PROCESS" shall mean a process or method in the LICENSED FIELDS to manufacture new or altered biological materials using a vector(s), virion(s) or cell(s) that directly infringes, contributorily infringes or induces the infringement, literally or as an equivalent, of a PATENT CLAIM, but for this Agreement.

        SECTION DR.12. "LICENSED TREATMENT PROCESS" shall mean a process or method in the LICENSED FIELDS for providing therapy for diseases, or delivering a pharmaceutical for treating diseases, that directly infringes, contributorily infringes or induces the infringement, literally or as an equivalent, of a PATENT CLAIM, but for this Agreement.

        SECTION DR.13.  "LICENSED PATENTS" shall mean:

                        (a) the patent applications identified in EXHIBIT A attached to this Agreement and any patent applications added to this Agreement by operation of SECTION 3.5;

                        (b) all divisional or continuation, in whole or in part, applications based on any of the foregoing;

                        (c) any and all issued and unexpired patents resulting from any of the applications described in Paragraph (a) or (b) above and any and all issued and unexpired patents added to this Agreement by operation of SECTION 3.5; and

                        (d) any and all issued and unexpired reissues, reexaminations, renewals or extensions that may be based on any of the patents described in Paragraphs (c) above.

                        (e) any foreign patents or patent applications that correspond to the patents or patent applications of (a), (b),
                (c), or (d) above.

        SECTION DR.14. "LICENSED PROCESS" shall mean any method or process in the LICENSED FIELDS the practice of which directly infringes, contributorily infringes or induces the infringement, literally or as an equivalent, of a PATENT CLAIM, but for this Agreement.

        SECTION DR.15. "LICENSED PRODUCT" shall mean any product in the LICENSED FIELDS the manufacture, "LICENSED PRODUCT" shall mean any product in the LICENSED FIELDS the manufacture, USE or SALE of which, but for this Agreement, directly infringes, contributorily infringes or induces the infringement, literally or by the doctrine or equivalents, of a PATENT CLAIM.

        SECTION DR.16. "LICENSED PROMOTER PRODUCT" shall mean a LICENSED PRODUCT comprising a vector made with a particular promoter, or derivative of that promoter, and the virions made with such vector and the cells transfected with such vectors or virions, irrespective of the coding gene or DNA sequence under promoter control. By way of example but not limitation, particular promoters include the B19p6 parvovirus promoter, the human globin promoters, the metallothionine promoter, any and all tissue specific promoters, and any and all heterologous promoters. A "CLASS of LICENSED PROMOTER PRODUCT" shall mean all LICENSED PROMOTER PRODUCTS comprising the vector made with the same particular promoter, or derivatives of that promoter, the virions made with such vector and the cells transfected with such vectors or virions, irrespective of the coding gene or DNA sequence under promoter control.

        SECTION DR.17. "LICENSED TERRITORY" shall mean any one of LICENSED TERRITORY A or LICENSED TERRITORY B. "LICENSED TERRITORIES" shall mean LICENSED TERRITORY A and LICENSED TERRITORY B, collectively.


                                      (ii)

        SECTION DR.18. "LICENSED TERRITORY A" shall mean Canada, Mexico and the United States of America, its territories and possessions.

        SECTION DR.19. "LICENSED TERRITORY B" shall mean all countries of the LICENSED PATENTS that are not in LICENSED TERRITORY A or LICENSED TERRITORY C.

        SECTION DR.20. "LICENSED TERRITORY C" shall mean Japan, Australia and South Korea.

        SECTION DR.21. "NET SALES VALUE" of any product shall mean the actual billings for the USE or SALE of a product less the deductions identified below.

                Subsection DR.21.1. Determining Actual Billings - FINAL PRODUCT FORM. The billings used for calculating NET SALES VALUE of any LICENSED PRODUCT USED or SOLD in FINAL PRODUCT FORM shall be determined as follows:

                        (a) If the LICENSED PRODUCT is SOLD by LICENSEE, its AFFILIATE or a SUBLICENSEE:

                                1.  To a third party that is not a SPECIAL
                        PARTY, actual billings shall be LICENSEE's, its AFFILIATE's or SUBLICENSEE'S actual billings, as the case may be;

                                2. To a SPECIAL PARTY for subsequent SALE by such SPECIAL PARTY, actual billings shall be such SPECIAL PARTY's actual billings for such subsequent SALE;

                                3. To a SPECIAL PARTY for USE by such SPECIAL PARTY in a LICENSED MANUFACTURING PROCESS, actual billings shall be the SPECIAL PARTY'S actual billings for the products of such LICENSED MANUFACTURING PROCESS SOLD by such SPECIAL PARTY to a third party (that is not a SPECIAL PARTY). If the LICENSED PRODUCT is USED by a SPECIAL PARTY in a LICENSED TREATMENT PROCESS or a LICENSED DIAGNOSIS PROCESS, the NET SALES VALUE of such LICENSED PRODUCT shall be the amount charged by the SPECIAL PARTY for conducting or performing such LICENSED TREATMENT PROCESS or LICENSED DIAGNOSIS PROCESS;

                        (b) If the LICENSED PRODUCT is USED by LICENSEE, its
                AFFILIATE, or a SUBLICENSEE in a LICENSED MANUFACTURING PROCESS, actual billings shall be LICENSEE'S, its AFFILIATE'S or the SUBLICENSEE'S actual billings, as the case may be, for the products of such LICENSED MANUFACTURING PROCESS SOLD to a third party (that is not a SPECIAL PARTY) by LICENSEE, its AFFILIATE, or SUBLICENSEE, as the case may be. If the LICENSED PRODUCT is USED by LICENSEE, its AFFILIATE or a SUBLICENSEE in a LICENSED TREATMENT PROCESS or LICENSED DIAGNOSIS PROCESS, the NET SALES VALUE of such LICENSED PRODUCT shall be the amount charged by LICENSEE, its AFFILIATE or a SUBLICENSEE, as the case may be, for conducting or performing such LICENSED TREATMENT PROCESS or LICENSED DIAGNOSIS PROCESS.

                        (c) If a LICENSED PRODUCT is:

                                (i) used by LICENSEE, its AFFILIATES or
                        SUBLICENSEE for internal research and development purposes for which it receives no compensation; or

                                (ii) distributed, free of charge, for use in pre-clinical or clinical trials relating to marketing approval of such LICENSED PRODUCT;

                        the NET SALES VALUE of such LICENSED PRODUCTS shall be
                zero dollars.

                Subsection DR.21.2. Determining Actual Billings - RAW MATERIAL PRODUCT FORM. The billings used for calculating NET SALES VALUE of any LICENSED PRODUCT USED or SOLD in RAW MATERIAL PRODUCT FORM by LICENSEE, its AFFILIATE, or a SUBLICENSEE shall be determined as follows:

                (a) convert the quantity of such product SOLD in RAW MATERIAL PRODUCT FORM into the quantity of product in FINAL PRODUCT FORM into which such quantity of product in RAW MATERIAL PRODUCT FORM would typically be made;

                (b) multiply the quantity of such product in FINAL PRODUCT FORM determined under (a) above by the average unit billings (determined in a manner consistent with Subsection DR.16.1 above) during the calendar quarter in which such SALE took place for a like quantity of product in FINAL PRODUCT FORM SOLD in arm's length SALES to third parties in the same country as the country in which such SALES of product in RAW MATERIAL PRODUCT FORM were made by LICENSEE;

                (c) from such mathematical product of (a) and (b) above, deduct the factually applicable items listed in Subsection DR.21.3 (a) through
        (d) below.

                Subsection DR.21.3. Allowable Deductions. When factually applicable, the following deductions may be deduced from actual billings as determined above:

                (a) volume or quantity discounts, allowed and taken, in amounts customary in the trade;

                (b) sales taxes and/or use taxes and/or duties imposed upon, and with specific reference to, particular SALES to the extent included in the amount of actual billings;

                (c) amounts allowed or credited on returns (not exceeding the original billing); and

                (d) charges for freight, freight allowances and outbound transportation costs prepaid to the extent included in such actual billings.

No other allowance or deduction shall be made including without limitation allowances or deductions for any commissions or sales fees by whatever name known or for any cash or prompt-payment discounts.

        SECTION DR.22. "PATENT CLAIM" shall mean a valid claim in a LICENSED PATENT. A PATENT CLAIM shall be presumed to be valid unless and until it has been held to be invalid by a final judgment of a court of competent jurisdiction from which no appeal can be or is taken. For the purposes of this Agreement, and especially for purposes of royalty determination and payment under ARTICLES V ("Financial Terms") and VI ("Sublicensing") of this Agreement, any claim being presented in a pending patent application shall be deemed to be the equivalent of a valid claim of an issued, unexpired patent and in consideration of LICENSOR's agreement to grant a license under any patent issuing thereon earned royalties shall be payable in respect thereto as through it were a valid patent claim.

        SECTION DR.23. "PERSON" shall mean an individual or a corporation, partnership, trust, unincorporated organization, association or any other entity or a government or any department or agency thereof.

                                      (iv)

        SECTION DR.24. "R&D PROGRAM" shall mean a program of research and development work concerning the Invention to be performed at the Institution by one or more of the Inventors (or some other researcher(s) reasonably acceptable to LICENSEE) as further described in Exhibit A to the R&D Agreement.

        SECTION DR.25. "SELL" (and any noun form and conjugated verb form thereof) shall mean to sell, or otherwise part with or dispose of, for value.

        SECTION DR.26. "SPECIAL PARTY" shall mean any one or more of LICENSEE, AFFILIATES of LICENSEE, SUBLICENSEES, AFFILIATES OF SUBLICENSEES, or any PERSON enjoying a special course of dealing with LICENSEE, AFFILIATES of LICENSEE, SUBLICENSEES, or AFFILIATES OF SUBLICENSEES the effect of which special course of dealing is that, due to other considerations in the arrangement arising from such course of dealing, the price of a LICENSED PRODUCT transferred from or to the party does not reflect the true arm's-length price for such LICENSED PRODUCT. For purposes of this SECTION DR.26, and by way of example but not limitation, a "special course of dealing" includes co-marketing arrangements between LICENSEE and a third party wherein the third party may SELL LICENSED PRODUCTS, arrangements under which a third party will SELL LICENSED PRODUCTS under a private labelling arrangement with LICENSEE (other than a customary distributorship), co-exclusive or semi-exclusive distributorship arrangements between LICENSEE and a third party in which the market effectively reserved to the third party is greater than 30% of the total market for the LICENSED PRODUCT in any one country of the LICENSED PATENTS, supply contracts in which LICENSEE agrees with a SUBLICENSEE or a third party to supply or manufacture LICENSED PRODUCTS for SALE by the SUBLICENSEE or the third party, or barter arrangements in which LICENSEE exchanges LICENSED PRODUCTS with a third party for other products in kind.

        SECTION DR.27. "SUBLICENSE" shall mean a sublicense under the LICENSED PATENTS granted in accordance with the terms of ARTICLE VI. Agreements with third parties which restrict the third party's USE of a LICENSED PRODUCT purchased by a third party shall not necessarily constitute a SUBLICENSE. Likewise, "SUBLICENSEE" shall mean the party to which rights are granted under a SUBLICENSE.

        SECTION DR.28. "TERMINATION DATE" shall be the date on which the LICENSED PATENT that has the latest expiration date expires, after accounting for any extension of any LICENSED PATENTS. A patent shall be understood to expire at midnight of the anniversary of the date of its issuance.

        SECTION DR.29. "USE" (and any noun form and conjugated verb form thereof) shall mean to use for commercial purposes.

                                      (v)

                         AMENDMENT TO LICENSE AGREEMENT

        Amendment to License Agreement, dated as of October 29, 1992, between Research Corporation Technologies, Inc. a Delaware nonprofit corporation (the "LICENSOR") and Vestmark, Inc., a New York corporation (the "LICENSEE").

        Reference is made to the License Agreement, dated May 15, 1992, between the LICENSEE and the LICENSOR (the "License Agreement"). All capitalized but undefined terms stated herein shall have the meanings ascribed to them in the License Agreement.

        1. The LICENSOR and LICENSEE agree to amend Subsection 5.1.2. the License Agreement to read in its entirety as follows:

        Subsection 5.1.2. Equity License Issue Fee. In addition to the cash license issue fee required under Subsection 5.1.1 above, the LICENSEE shall cause to be issued, upon the effectiveness of the merger of the LICENSEE with and into Avigen, Inc., a Delaware corporation ("Avigen"):

                (a) to the LICENSOR Three Hundred Twenty Thousand (320,000)
                    shares of Avigen's Class A common stock;

                (b) to the Inventor Two Hundred Forty Thousand (240,000) shares of Avigen's Class A common stock;

                (c) to the Foundation Two Hundred Forty Thousand (240,000)
                    shares of Avigen's Class A common stock;

representing ten percent (10%) of the total outstanding shares of stock of Avigen determined on a fully diluted basis. The shares issued to the LICENSOR, the Inventor and the Foundation shall also be subject to the certain Registration Rights and Transfer Restriction Agreement, executed concurrently with this Agreement and amended concurrently with this Agreement (the "Rights Agreement"). The LICENSOR AND LICENSEE acknowledge and agree that the fair market value of such shares as of the ef-fective date of the Merger is $.001 per share or, in the aggregate, EIGHT HUNDRED dollars ($800).

        IN WITNESS WHEREOF, the parties hereto have each caused this Amendment to be executed by their respective duly authorized officers or representatives on the respective dates indicated below to be effective as of the day first written above.

                                         RESEARCH CORPORATION TECHNOLOGIES,
                                         INC., a Delaware nonprofit corporation,
Attest:

By: /s/ TIMOTHY J. RUBART                By: /s/ GARY M. MUNSINGER
   -----------------------------            --------------------------------
                                             President

                                         Date:
                                               ----------------------------


                                         VESTMARK INC., a New York corporation,
Attest:

By: /s/ STEVE KAYE                       By: /s/
   -----------------------------            --------------------------------
Title: Secretary                         Title:

                                         Date:
                                               ----------------------------

                         AMENDMENT TO LICENSE AGREEMENT

        Effective March 11, 1996, (the "Amendment Effective Date"), Research Corporation Technologies, Inc., a Delaware nonprofit corporation with offices at 101 N. Wilmot Rd., Suite 600, Tucson, Arizona 85711 USA ("LICENSOR"), and Avigen Inc. (successor in interest to Vestmark, Inc.), a Delaware corporation, with offices at 1201 Harbor Bay Parkway #1000, Alameda, CA 94501 ("LICENSEE") agree as follows:

                                   ARTICLE I
                                   BACKGROUND

        SECTION 1.1. LICENSOR and LICENSEE are parties to a certain license agreement made effective May 15, 1992 (the "License Agreement") whereby LICENSOR granted to LICENSEE a license under certain "LICENSED PATENTS," as defined in the License Agreement.

        SECTION 1.2. Under Subsection 7.3.1 of the License Agreement, LICENSEE is obligated to prepare and file, on or before May 15, 1996, an Investigation New Drug Application ("IND") with the United States Food and Drug Administration ("FDA") for LICENSED PRODUCTS in LICENSED FIELD I (as such terms are defined in the License Agreement). Also, under Subsection 7.3.2 of the License Agreement, LICENSEE is obligated to prepare and file, on or before May 15, 1996, a New Drug Application ("NDA") with the FDA for LICENSED PRODUCTS in LICENSED FIELD I.

        SECTION 1.3. LICENSOR and LICENSEE desire to evidence their agreement to amend the foregoing provisions of the License Agreement by extending the dates on which such filings must take place.

                                   ARTICLE II
                                   AMENDMENT

        SECTION 2.1. Amendment to the License Agreement. Subsection 7.3.1 of the License Agreement is hereby amended by deleting the phrase "the date forty-eight (48) months after the Effective Date" in the fifth line of Subsection 7.3.1 and replacing it with the phrase "December 31, 1997." In addition, Subsection 7.3.2 of the License Agreement is hereby amended by deleting the phrase "the date seventy-two (72) months after the Effective Date" in the fourth line of Subsection 7.3.2 and replacing it with the phrase "December 31, 2000."

        SECTION 2.2. Additional Consideration for the foregoing Amendment. As consideration for LICENSOR's agreement to amend the License Agreement as specified above, LICENSEE shall pay to LICENSOR US$20,000 on or before the date ninety days after the closing of the first public offering of LICENSEE's capital stock but in no event later than December 31, 1996.

        SECTION 2.3. Continued Effect. The License Agreement, including all Exhibits thereto, shall continue in force and effect unchanged except as specifically set forth in this document.

        IN WITNESS WHEREOF, the parties have each caused a duly authorized officer to sign this Agreement on the date(s) indicated below, to be effective the Amendment Effective Date.

AVIGEN INC.                              RESEARCH CORPORATION TECHNOLOGIES, INC.



By: /s/                                  By: /s/ GARY M. MUNSINGER
   --------------------------------         ----------------------------------
   Name and Title:                          Gary M. Munsinger, President


Date:   3/13/96                          Date:   3/16/96
     ------------------------------           --------------------------------

BNC:TJR         Second Amendment to License Agreement - RCT and Avigen;
                RCT Project No. 137-1581; Srivastavs.


                     SECOND AMENDMENT TO LICENSE AGREEMENT

        Effective April 26, 1996, (the "Amendment Effective Date"), Research Corporation Technologies, Inc., a Delaware nonprofit corporation with offices at 101 N. Wilmot Rd., Suite 600, Tucson, Arizona 85711 USA ("LICENSOR"), and Avigen Inc. (successor in interest to Vestmark Inc.), a Delaware corporation, with offices at 1201 Harbor Bay Parkway #1000, Alameda, CA 94501 ("LICENSEE") agree as follows:

                                   ARTICLE I
                                   BACKGROUND

        LICENSOR and LICENSEE are parties to a certain license agreement made effective May 15, 1992, and amended effective March 11, 1996, (collectively the "License Agreement"). LICENSOR and LICENSEE desire to evidence their agreement to amend the License Agreement as set forth below.

                                   ARTICLE II
                                   AMENDMENT

        SECTION 2.1. Amendment to SECTION DR.15. SECTION DR.15 of the Definitions Rider to the License Agreements is replaced in its entirety with the following:

                SECTION DR.15. "LICENSED PRODUCT" shall mean any product in the LICENSED FIELDS the manufacture, USE or SALE of which, but for this Agreement, directly infringes, contributorily infringes or induces the infringement, literally or by the doctrine of equivalents, of a PATENT CLAIM.

        SECTION 3.2. Amendment to SECTION DR.17. SECTION DR.17 of the License Agreement is hereby replaced in its entirety with the following:

                SECTION DR.17. "LICENSED TERRITORY" shall mean any one of LICENSED TERRITORY A, LICENSED TERRITORY B, or LICENSED TERRITORY C. "LICENSED TERRITORIES" shall mean LICENSED TERRITORY A, LICENSED TERRITORY B, and LICENSED TERRITORY C, collectively.

        SECTION 2.3.  Amendment to SECTION 3.1.  The third sentence of SECTION
3.1 ("Grant of License") of the License Agreement is amended to read as follows:

        The foregoing grant shall not restrict LICENSEE'S USE or SALE of LICENSED PRODUCTS in any country outside the LICENSED TERRITORIES such that LICENSEE may USE and SELL LICENSED PRODUCTS worldwide.

        SECTION 2.4. Continuing Effect. The License Agreement, including all Exhibits thereto, shall continue in force and effect unchanged, except as specifically set forth in this document.

        IN WITNESS WHEREOF, the parties have each caused a duly authorized officer to sign this Agreement on the date(s) indicated below, to be effective the Amendment Effective Date.

AVIGEN INC.                             RESEARCH CORPORATION TECHNOLOGIES, INC.


By: /s/ John Monahan                    By: /s/ Timothy J. Rockart
   -------------------------------         -------------------------------------
   John Monahan, President                 Timothy J. Rockart,
                                           Secretary and General Counsel

Date:  4/29/96                          Date: April 25, 1996